Exhibit 10-FFF


                     MASTER RECEIVABLES PURCHASE AGREEMENT


                                     among


                          CHRYSLER CREDIT CANADA LTD.
                            as seller and collector


                                    - and -


                                   CORE TRUST
                                  as purchaser


                                    - and -


                         CHRYSLER FINANCIAL CORPORATION
                            as performance guarantor



                         Dated as of November 29, 1994

     THIS MASTER RECEIVABLES PURCHASE AGREEMENT made as of November 29,
1994.

AMONG:

               CHRYSLER CREDIT CANADA LTD., a corporation amalgamated under the laws of Canada,

               (hereinafter referred to as the "Seller")

                                                           OF THE FIRST PART

                                    - and -

               CHRYSLER CREDIT CANADA LTD., a corporation amalgamated under the laws of Canada,

               (hereinafter referred to, in such capacity, as the "Collector")

                                                          OF THE SECOND PART

                                    - and -

               CORE TRUST, by TD Trust Company, a trust company carrying on business in the Province of Ontario, in its capacity as Trustee of CoRe Trust, a trust established under the laws of the Province of Alberta,

               (hereinafter referred to as the "Purchaser")

                                                           OF THE THIRD PART

                                    - and -

               CHRYSLER FINANCIAL CORPORATION, a corporation incorporated under the laws of the State of Michigan,

               (hereinafter referred to as "Chrysler Financial")

                                                          OF THE FOURTH PART


     WHEREAS the Seller is the creditor under Secured Loans and the Seller and the Purchaser anticipate entering into one or more transactions whereby the Seller will sell to the Purchaser its interest in certain of its Secured Loans;

     AND WHEREAS the Collector is willing to carry out the duties and obligations to be performed by it pursuant to the provisions hereof;

     AND WHEREAS Chrysler Financial is willing to act as performance guarantor with respect to the covenants of Chrysler Credit Canada Ltd., as the Seller and the Collector hereunder;

     AND WHEREAS Toronto Dominion Securities Inc. has the authority as the Servicing Agent of the Purchaser pursuant to an amended and restated servicing agreement dated as of November 15, 1994, to enter into this Agreement as agent for the Purchaser;

     NOW THEREFORE the parties agree as follows:


                                   ARTICLE 1
                                 INTERPRETATION

1.1  Certain Defined Terms

     In this Agreement, the following terms have the following meanings:

     "APR" means the annual percentage rate of interest received from the Purchased Assets.

     "Administrative Charges" means extension fees, insurance premiums, charges for returned cheques or dishonoured payments or dishonoured transfer instructions and other similar charges and, prior to the appointment of a Person other than the Seller as Collector, late payment charges and refinancing charges.

     "Adverse Claim" means a lien, security interest, charge, encumbrance, ownership interest or other right or claim of any Person (other than the Purchaser) where such right or claim ranks ahead of or pari passu with the interests of the Purchaser created hereunder.

     "Affiliate" means, when used with respect to any Person, an affiliate of such Person as defined in the Canada Business Corporations Act from time to time in force.

     "Aggregate Prepayment Amount" means, in the case of a Transaction evidenced by a single Terms Schedule, the Prepayment Amount in respect thereof or, in the case of a Transaction evidenced by Related Terms Schedules, the sum of the Prepayment Amounts specified in each of the Related Terms Schedules.

     "Agreement" means this agreement and, in the context of a Transaction, the agreement constituted by the execution of the relevant Terms Schedule or Terms Schedules, as amended, modified, supplemented, restated or replaced from time to time, including the Exhibits thereto, and the expressions "herein", "hereof", "hereto", "hereunder", and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof; and "including" means "including without limitation".

     "Bill of Sale" means a bill of sale to be entered into pursuant to
Section 2.1 between the Purchaser, as purchaser, and the Seller, as seller, substantially in the form attached as Exhibit C.

     "Billings" means, for any Settlement Period, the total contractual amount payable by Obligors relating to the Purchased Assets on a date within a Settlement Period as shown on the applicable Portfolio Report for such Settlement Period (which amount shall not include Administrative Charges or any sales taxes or other taxes required to be collected and remitted by the Seller), other than Billings in respect of Defaulted Loans.

     "Business Day" means any day, other than a Saturday or Sunday, on which banks are open for business in Toronto, Ontario, Canada.

     "Canadian Dollars" or "$" means the lawful currency of Canada.

     "Chrysler Financial" means Chrysler Financial Corporation, its successors and permitted assigns.

     "Closing Date" means, in respect of each Purchase, the date specified as such in the relevant Terms Schedule.

     "Collections" means all cash collections, including, without limitation, Pay Aheads, and other cash proceeds of Related Secured Loan Rights other than Net Proceeds, but not including any sales taxes or other taxes which are required to be collected and remitted by the Collector or, prior to the appointment of a Person other than the Seller as Collector, Administrative Charges.

     "Collector" means, at any time, the Seller, its successor or any other Person or its successor who is then the Collector in respect of any particular Transaction in accordance with Section 3.1.

     "Collector Fee" has the meaning ascribed thereto in Section 3.3.

     "Concentration Limit" means the percentage of the Aggregate Prepayment Amount specified in the relevant Terms Schedule or Related Terms Schedules.

     "CoRe Trust" means the trust of that name established under the laws of the Province of Alberta by an Amended and Restated Declaration of Trust dated as of June 17, 1994, as amended from time to time.

     "Credit and Collection Policy" means the customary policies and procedures of the Seller as represented to and approved by the Purchaser relating to certain aspects of the granting of credit, the making of collections and the enforcing of contracts relating to Secured Loans and their related servicing as such policies and procedures may be changed from time to time in accordance with Section 6.2(b). These policies and procedures have resulted in the historical collection results furnished to the Purchaser as set out in Exhibit F.

     "Cut-Off Date" means, in respect of each Purchase, the date specified as such in the relevant Terms Schedule.

     "Defaulted Loan" means a Secured Loan (i) under which an amount greater than or equal to the amount required to be paid under such Secured Loan for the calendar month ending on the last day of the most recently completed Settlement Period has been outstanding for a period greater than or equal to three calendar months, or (ii) the Obligor (other than a guarantor) of which has taken any action, or suffered any event to occur which is continuing, of the type described in Section 7.1(d); provided, however, that if a Loan that is a Defaulted Loan is also at the time that such Loan became a Defaulted Loan an Ineligible Loan, it will be treated as an Ineligible Loan hereunder.

     "Deferred Purchase Account" means, in respect of each Transaction, the interest bearing account maintained by the Purchaser in trust for the Seller at the main Toronto branch of TD Trust Company, with the account number specified as such in the relevant Terms Schedule or Related Terms Schedules or such other account which is designated by the Purchaser in writing by notice to the Seller as the Deferred Purchase Account for the purposes hereof.

     "Deferred Purchase Price" means, in respect of each Transaction, the further amounts payable by the Purchaser to the Seller in consideration for the transfer of the Purchased Assets in accordance with the terms hereof equal to, in the aggregate for such Transaction, the sum of (i) the difference between (a) the Net Book Value of the Purchased Assets as of the relevant Closing Date, and (b) the Aggregate Prepayment Amount, and (ii) the amount, if any, by which the aggregate amount of interest receivable by the Purchaser accruing in a Settlement Period in respect of the Purchased Assets exceeds the Purchase Discount applicable to such Settlement Period, as increased, reduced, refunded or paid from time to time in accordance with Sections 2.2, 2.3(2), 2.3(4), 2.3(5), 2.3(6), 2.4(1)(a), 2.4(1)(b),
2.6, 2.7 and 2.11.

     "Discount Rate" means, in respect of each Transaction, the rate for each Settlement Period as notified to the Seller by the Purchaser in accordance with Section 2.5(2).

     "Eligible Secured Loan" means a Secured Loan which, together with the Equipment related thereto, meets all of the following criteria on the relevant Cut-Off Date:

     (a)  the Obligor thereunder is a Person resident in Canada;

     (b)  the Secured Loan is not a Defaulted Loan;

     (c) the Secured Loan is payable in Canada only and is denominated in Canadian Dollars;

     (d) the principal amount initially owing under the Secured Loan does not exceed $50,000;

     (e) the Secured Loan has been duly authorized, executed and delivered by the parties thereto, which Secured Loan, together with all Related Secured Loan Rights (including any guarantee, indemnity or agreement referred to in clause (h) of the definition of Secured Loan Rights herein), is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms and remains in full force and effect, unamended, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws (including personal property security laws of any applicable jurisdiction) affecting creditors rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

     (f) to the best of the Seller's knowledge, the Secured Loan is not subject to any set-off, counterclaim or defence whatsoever by the Obligor; the Secured Loan and the Related Equipment are free of any lien, security interest, charge, encumbrance, ownership interest or other right or claim of any Person (other than the Seller) and the Secured Loan has not been extended or otherwise modified except in the ordinary course of business and in accordance with the credit and collection policy of the Seller in effect at the time of such extension or modification;

     (g) the terms of the Secured Loan do not contravene any laws, rules or regulations applicable thereto, except where such contravention would not materially adversely affect the collectability or enforceability of the Related Secured Loan Rights and except to the extent that certain of such terms may be found to be of no force or effect by application of Section 65.1(5) of the Bankruptcy and Insolvency Act (Canada);

     (h) the Secured Loan satisfies the requirements of the credit and collection policy of the Seller in effect at the date of origination of the Secured Loan or the assignment of the Secured Loan to the Seller;

     (i) the Obligor thereunder is not the subject of any insolvency or bankruptcy proceedings and, to the best of the knowledge of the Seller, there are no such proceedings pending against such Obligor;

     (j) the payments under the Secured Loan of Principal and interest are required to be made monthly and are calculated on the basis of a fixed interest rate such that the initial Principal balance of the Secured Loan will be fully amortized over its contractual term;

     (k) the Seller is permitted to assign its rights under the Secured Loan (i) without notice to or the consent of the Obligor, except to the extent notice is required under the Conveyancing and Law of Property Act (Ontario) or the applicable legislation of other jurisdictions in order for the assignee to enforce the assignment against the Obligor, or (ii) with notice to or the consent of the Obligor and such notice has been given or consent obtained with respect to the assignments contemplated herein;

     (l) the Secured Loan provides that the Obligor is required to insure the Related Equipment and the Seller has received evidence of compliance with this requirement at the commencement of the Secured Loan;

     (m) all right, title and interest of the original obligee under the Secured Loan, together with the applicable Related Equipment, has been absolutely assigned by the original obligee to the Seller by an agreement in writing and is not subject to re-assignment to the original obligee other than pursuant to the exercise of a right of recourse against the original obligee, and with respect to each such original obligee located in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba or Ontario, the Seller has made all required registrations and filings under the applicable Personal Property Security Act;

     (n) the Related Equipment shall have been delivered to and accepted by the Obligor in accordance with the terms of the Secured Loan applicable thereto;

     (o) the Related Equipment consists of either a passenger automobile or light-duty truck;

     (p) the remaining term of the Secured Loan, including any applicable extension period, does not exceed 60 months;

     (q) the Secured Loan complies and the Seller has complied with all requirements of applicable laws and regulations which would affect the enforceability of such Secured Loan, including consumer protection legislation and interest rate disclosure legislation;

     (r) the applicable Obligor is not resident in either the Yukon Territory or the Northwest Territories;

     (s) the original obligee under such Secured Loan is a Chrysler Canada Ltd. franchised dealer or an Affiliate of such dealer or a franchised dealer of a manufacturer other than Chrysler Canada Ltd.; and

     (t) all required registrations and filings have been made (i) under the Personal Property Security Acts of British Columbia, Alberta, Saskatchewan, Manitoba and Ontario to perfect or preserve a purchase-money security interest in the applicable Equipment that is located in those jurisdictions, and (ii) under applicable conditional sales legislation in the other provinces of Canada to perfect and preserve the Seller's interest in the Related Equipment that is located in those jurisdictions.

     "Equipment" means the equipment and other personal property that is collateral for a Secured Loan, including any attachments, additions, accessories and enhancements thereto.

     "Excess Servicing" means, in respect of any Settlement Period, the amount, if any, by which Collections and Net Proceeds attributable to interest for that Settlement Period exceed the Purchase Discount for that Settlement Period.

     "Final Collection Date" means, in respect of each Transaction, the date on which the Program Amount has been reduced to zero in accordance with the terms hereof and the Collector (if the Seller is not the Collector) has received the accrued Collector Fee, provided that where any Related Secured Loan Rights or Seller Receivables have been transferred pursuant to Section 10.5 to any Person and not repurchased or reassigned pursuant to Section 2.3(4)(e), the Final Collection Date shall be extended until the earlier of (i) the receipt by such Person of an amount equal to the aggregate of the transfer price paid for such Related Secured Loan Rights or Seller Receivables and accrued interest from the date of such transfer to the date of receipt of the amount of such transfer price at a rate equal to the Prime Rate calculated daily and compounded semi-annually, and (ii) one year after the latest date for the final payment of Principal under any such transferred Related Secured Loan Rights.

     "General Account" means, in respect of each Transaction, an interest bearing account established by the Purchaser or, at the direction of the Purchaser, the Collector in trust for the Purchaser, in each case, at the main Toronto branch of The Toronto-Dominion Bank in accordance with Section 2.3(1) or such other account which is designated by the Purchaser in writing by notice to the Collector as the General Account for the purposes hereof.

     "Hedging Agreement" means any interest rate exchange agreement, interest rate cap, collar or floor agreement, forward rate agreement or similar agreement entered into between the Purchaser and a counterparty, and includes one or more of such agreements, in connection with a Transaction, as identified in the relevant Terms Schedule or Related Terms Schedules, as the case may be.

     "Ineligible Secured Loan" has the meaning ascribed thereto in Section
2.11.

     "Liquidations" means, with respect to any Settlement Period, the sum of Collections and Net Proceeds received in such Settlement Period.

     "Loan Receivables" means all amounts payable with respect to any Secured Loan (not including amounts which are due and payable to the Seller on or prior to the relevant Cut-Off Date) including vehicle damage charges and other moneys payable by an Obligor under a Secured Loan (exclusive of Administrative Charges, costs, expenses, amounts payable by way of indemnity or taxes required to be collected and remitted by the Seller).

     "Lock-Up Event" means, in respect of each Transaction, any of the following events or circumstances:

     (a) the Portfolio Loss Ratio is at any time equal to or greater than 1.75%;

     (b) the Portfolio Delinquency Ratio is at any time equal to or greater than 1.875%;

     (c) the Collector fails to make any payment or deposit to be made by it hereunder when due and such failure remains unremedied for two Business Days after written notice thereof from the Purchaser;

     (d) (i) either the Seller or Chrysler Financial shall generally not pay its debts as they become due; or (ii) either the Seller or Chrysler Financial shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (iii) any proceedings shall be instituted by or against either the Seller or Chrysler Financial seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property where any such proceeding has not been stayed or dismissed within 45 days of a receiver, trustee, custodian or other similar official being appointed for it or any substantial part of its property; or (iv) either the Seller or Chrysler Financial takes any corporate action to authorize any of the actions described in this clause (d); and

     (e) a default by the Seller or Chrysler Financial under a Hedging Agreement entered into in respect of such Transaction; and

     (f) on any Settlement Date, after resort to the Deferred Purchase Account, in accordance with Sections 2.3(2), 2.3(4) and 2.4(1), the amounts transferred to any other account of the Purchaser pursuant to Sections 2.3(2), 2.3(3) and 2.3(4)(d) are less than the amounts required to be transferred in accordance with such Sections. For greater certainty, a Lock-Up Event will be deemed to occur if the transfer required by Section 2.3(4)(d)(i) is not made, notwithstanding that as a result of the Lock-Up Event the required transfer will be that specified in Section 2.3(4)(d)(ii).

     "Losses" means, for any Settlement Period, (i) an amount equal to the Net Book Value of such Purchased Assets which become Defaulted Loans in such Settlement Period, less (ii) the sum of (x) the portion of the Net Proceeds received by the Purchaser in such Settlement Period with respect to the disposition of the Related Equipment with respect to Purchased Assets which became Defaulted Loans in any prior Settlement Period, and (y) any other Collections received with respect to Purchased Assets which became Defaulted Loans in any prior Settlement Period.

     "Moody's" means Moody's Investors Service, Inc. or any successor thereof.

     "Net Book Value" means, at any particular time with respect to any Secured Loan purchased on a Closing Date, the original Principal amount owing under such Secured Loan less (i) all payments of Principal received with respect to the Loan Receivables which are due and payable and which form part of the Related Secured Loan Rights, (ii) the Net Proceeds allocable to Principal owing under such Secured Loan, and (iii) the amount of the Principal portion of any Loan Receivable that was due and payable on or prior to the relevant Cut-Off Date to the extent not deducted under item
(i) above.

     "Net Proceeds" means, with respect to any Purchased Asset, cash proceeds received by the Collector either from the disposition of Related Equipment (including dispositions following default by an Obligor and amounts received in connection with any early termination of Secured Loans negotiated between the Collector and the applicable Obligor in accordance with Section 3.2(8)) or from insurance payments in respect of Related Equipment that has been written-off for insurance purposes, net of all reasonable disposition costs and expenses, any taxes required to be collected and remitted by the Seller and any amounts required by law to be remitted to the Obligor in respect of such Purchased Assets.

     "Notes" means short term and medium term asset-backed notes issued by the Purchaser as contemplated by Section 2.5.

     "Obligor" means a Person obligated to make payments pursuant to a Secured Loan, including where the context permits or requires, any person obligated to make such payments pursuant to any guarantee or indemnity referred to in clause (h) of the definition of Secured Loan Rights herein.

     "Pay Aheads" means, collectively, all payments made in a Settlement Period by Obligors with respect to Loan Receivables forming part of the Related Secured Loan Rights which are not yet due and payable in such Settlement Period in accordance with the related Secured Loan.

     "Permitted Investments" means investments of a type described in Exhibit D and accrued interest thereon.

     "Person" means an individual, partnership, corporation, trust, joint venture, unincorporated association, government (or any agency or political subdivision thereof) or other entity.

     "Portfolio Delinquency Ratio" means, in respect of each Transaction, on each Settlement Date, (but prior to the distributions contemplated by Sections 2.3(2) and 2.3(3)), the average of (i) the Net Book Value of Purchased Assets having Loan Receivables in excess of 10% of the amount of the Billings for a calendar month past due by more than 60 days from their contractual due date (without reference to any extension of such contractual due date permitted in accordance with Section 6.2(c)), divided by (ii) the Net Book Value of the Purchased Assets on the last day of such calendar month, as determined with respect to each of the three most recently completed calendar months and expressed as a percentage; provided that, with respect to any month in respect of which such ratio is to be determined which is or is prior to the month in which the first relevant Closing Date falls, the applicable Loan Receivables and Secured Loans shall be determined for such months as though the Purchased Assets were all of the Secured Loans owned or serviced by the Seller as determined from the Records of the Seller.

     "Portfolio Loss Ratio" means, in respect of each Transaction, on each Settlement Date, (but prior to the distributions contemplated by Sections 2.3(2) and 2.3(3)), the average of (i) the aggregate Losses incurred in a calendar month, divided by (ii) the sum of the Liquidations with respect to the Purchased Assets for such calendar month as determined with respect to each of the four most recently completed calendar months and expressed as a percentage; provided that, with respect to any month in respect of which such ratio is to be determined which is or is prior to the month in which the first relevant Closing Date falls, the applicable Losses and Liquidations to be used for the purpose of calculating this ratio shall be determined as though the Purchased Assets were all of the Secured Loans owned or serviced by the Seller as determined from the Records of the Seller.

     "Portfolio Report" means a report substantially in the form of Exhibit
B.

     "Prepayment Amount" means, in respect of each Purchase, the amount specified as such in a Terms Schedule.

     "Prime Rate" means a fluctuating rate per annum which, on any day, shall be equal to the rate of interest from time to time quoted publicly by The Toronto-Dominion Bank at its principal office in Toronto, Ontario, Canada as its prime rate for Canadian Dollar demand loans made in Canada on that day to commercial borrowers.

     "Principal" means, with respect to any particular portion of, or payment on account of, a Loan Receivable included in the Related Secured Loan Rights, that portion thereof, if any, which represents or should be applied in reduction of the principal balance of the applicable Secured Loan.

     "Proceeds" has the meaning ascribed thereto in the Personal Property Security Act (Ontario) and any Act that may be substituted therefor, as from time to time amended and in addition, includes personal property in any form derived directly or indirectly from any dealings with the Related Equipment or that indemnifies or compensates for the Related Equipment if destroyed or damaged and proceeds whether or not of the type, class or kind as the original proceeds.

     "Program Amount" means, in respect of each Transaction, an amount initially equal to the Aggregate Prepayment Amount, as such amount may be adjusted from time to time as a consequence of the liquidation procedures described in Sections 2.2, 2.3, 2.4, 2.6, 2.7 and 2.11.

     "Purchase" means a purchase of Purchased Assets by the Purchaser on a Closing Date made pursuant to Section 2.1(2).

     "Purchase Discount" means, in respect of each Transaction, in respect of any particular Settlement Period, the amount equal to (i) the product of the Discount Rate for the period from and including the last day of the previous Settlement Period (or, in respect of the initial Settlement Period, from and including the initial Closing Date) to but excluding the last day of such Settlement Period multiplied by the number of days in such period, (ii) divided by 365 or 366, as the case may be, and (iii) multiplied by the daily weighted average of the Program Amount outstanding during such period.

     "Purchased Assets" means, in respect of each Transaction, the Secured Loans listed or referred to in the microfiche attached as the Appendix to a Terms Schedule or Appendices to the Related Terms Schedules, as the case may be, and all Related Secured Loan Rights.

     "Purchaser" means CoRe Trust, its successors and permitted assigns.

     "Purchaser's Account" means, in respect of each Transaction, the interest bearing account maintained by the Purchaser at The Toronto-Dominion Bank, International Centre, Toronto, Transit Number 0073 with the account number 0360-012164192, or such other account which is designated by the Purchaser in writing by notice to the Collector as the Purchaser's Account for the purposes hereof.

     "Purchaser's Indebtedness" means any obligation or liability incurred by the Purchaser in connection with the funding of its obligations herein.

     "Records" means all contracts, credit applications, credit analysis and reports and "quality indicator score" records, books, records, reports and other documents and information (including, to the extent obtainable by way of existing software controlled by the Collector, hard copies of all data maintained in databases of the Collector, tapes, disks and punch cards) maintained by the Collector or held or created by the Collector with respect to the Secured Loans and the related Obligors, including any agreement pursuant to which the Seller acquired its right, title and interest in and to the Secured Loans under which it is not the original obligee.

     "Related Document" means any agreement, document, exhibit, notice or other communication in favour of the Purchaser which has at any time been delivered by the Seller to the Purchaser pursuant hereto and all other agreements and documents required hereunder or thereunder.

     "Related Equipment" means, with respect to any Purchased Asset, the Equipment relating thereto.

     "Related Secured Loan Rights" means any Secured Loan Rights relating to the Purchased Assets.

     "Related Terms Schedule" means each of those Terms Schedules which, by the terms of the most recent thereof, are expressed to be related such that the Secured Loans and Secured Loan Rights which are the subject of the Purchases contemplated by such Terms Schedules are intended to form one pool of Purchased Assets for the purposes hereof.

     "Required APR Amount" means for each Transaction the percentage specified as such in the Terms Schedule or the Related Terms Schedules, as the case may be.

     "Required Deferred Amount" means, in respect of each Transaction, as determined for each Settlement Date, the greater of (i) the amount specified in the Terms Schedule or Related Terms Schedules, as the case may be, as the "Required Deferred Amount Floor", and (ii) the sum of (a) the product of (I) the greater of (A) 1% and (B) 120% of the then current Portfolio Loss Ratio and (II) the Program Amount at such time, as adjusted in accordance with Sections 2.3(4) and 2.4(1)(a) on such Settlement Date and (b) the product of (I) the greater of (x) zero and (y) the amount by which (1) the Required APR Amount exceeds (2) the APR of the Purchased Assets as determined with respect to the current Settlement Period and (II) the amount referred to in (ii)(a)(II) above and (III) the remaining dollar weighted average contractual life (in years) of the Purchased Assets (as calculated in the manner set forth in Exhibit H), provided that at any time following the occurrence of a Lock-Up Event, the Required Deferred Amount shall be equal to the Program Amount.

     "Required Reserve" means, in respect of each Transaction, at any time, the greater of (i) the Reserve Rate multiplied by the Program Amount, and
(ii) the amount specified in the Terms Schedule or the Related Terms Schedules, as the case may be, as the "Required Reserve Floor".

     "Reserve Rate" means, in respect of each Transaction, the percentage specified as such in the Terms Schedule or Related Terms Schedules, as the case may be.

     "Secured Loans" means retail instalment sale contracts and any other agreements or combinations of agreements or portions thereof (i) evidencing indebtedness of an Obligor, and (ii) creating a security interest over Equipment as security for such indebtedness, other than agreements evidencing indebtedness of an Obligor as lessee, as any such agreements may be amended, modified, supplemented, restated or replaced from time to time.

     "Secured Loan Rights" means, in respect of any Secured Loan, the following:

     (a) all rights and benefits accruing to the Seller under such Secured Loan, including all right, title and interest in and to the Loan Receivables payable in respect of such Secured Loan;

     (b) all right, title and interest of the Seller in and to the applicable Equipment;

     (c) all right, title and interest of the Seller in or to payments (including both proceeds and premium refunds) under any insurance policies maintained by the Obligor for the benefit of the Seller pursuant to the terms of such Secured Loan, to the extent the same indemnify for loss or damage to the applicable Equipment;

     (d) all right, title and interest of the Seller in and to payments made on account of any loss or damage to the applicable Equipment whether under such Secured Loan or otherwise;

     (e) all claims, demands, actions, damages and indemnities owing to the Seller with respect to any patent and copyright indemnity agreements or manufacturers' or sellers' warranties relating to the applicable Equipment;

     (f) the benefit of all covenants with respect to the applicable Equipment by the Obligor under such Secured Loan to the extent allocable to the outstanding Loan Receivables under the terms of such Secured Loan, use and insurance obligations;

     (g) the right of the Seller to ask, demand, sue for, collect, receive and enforce any and all amounts payable under such Secured Loan in respect of the Related Equipment and to enforce all other covenants, obligations, rights and remedies thereunder with respect thereto;

     (h) all of the Seller's right, title and interest in, to and under all guarantees, indemnities and other agreements or arrangements of whatsoever character (including all security interests and all property subject thereto) from time to time supporting or securing payment or performance of the Obligor's obligations in respect of such Secured Loan, whether pursuant to such Secured Loan or otherwise, including any recourse available to the Seller from the originating obligee pursuant to the applicable assignment agreement;

     (i)  all Records pertaining to such Secured Loan; and

     (j)  all Proceeds of or relating to the foregoing.

     "Seller" means Chrysler Credit Canada Ltd., its successors and permitted assigns.

     "Seller Receivable" means any amount owing by the Seller and Chrysler Financial to the Purchaser by reason of a failure by the Seller and Chrysler Financial to meet any of their obligations to make a payment to the Purchaser hereunder, other than fees payable pursuant to Sections 4.1(m) and (n).

     "Seller Receivable Value" means, with respect to each Seller
Receivable, the outstanding amount of such Seller Receivable from time to time.

     "Servicing Agent" means TDSI, its successors and permitted assigns, acting pursuant to an agreement dated as of November 15, 1994 between TDSI and the Purchaser, as amended from time to time.

     "Settlement Date" means, with respect to any Settlement Period, the last Business Day of the calendar month following such Settlement Period.

     "Settlement Period" means, in respect of each Transaction, (i) initially, the period from the initial Cut-Off Date to and including the last Business Day in the calendar month next following the calendar month in which such Cut-Off Date occurs, and (ii) thereafter, each period from the day next following the last day of the immediately preceding Settlement Period to and including the last Business Day in the calendar month next following the calendar month in which such previous Settlement Period ended, ending with the calendar month following that in which the Final Collection Date occurs.

     "Significant Event" has the meaning ascribed thereto in Section 7.1.

     "Subsidiary" means, with respect to any Person, a subsidiary of such Person for the purposes of the Canada Business Corporations Act as amended from time to time.

     "Terms Schedule" means the agreement evidencing a Purchase substantially in the form of Exhibit A.

     "Transaction" means an agreement constituted by one or more executed Terms Schedules which is intended by reference to the Terms Schedule or the Related Terms Schedules, as the case may be, to be treated by the parties as a separate agreement with respect to the Purchased Assets which are subject thereto and which Purchased Assets are intended to form one pool.

1.2  Headings

     The Table of Contents, Article and Section headings used herein have been inserted for convenience of reference only and in no way affect the interpretation hereof. The Table of Contents does not form part of this Agreement.

1.3  References to Sections, Articles and Exhibits

     Unless otherwise provided, all references herein to Sections, Articles or Exhibits are references to Sections, Articles and Exhibits of or to this Agreement.

1.4  Number and Gender

     Words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.5  Accounting Principles

     Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, such determination or computation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles in Canada applied on a consistent basis. Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be to the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable as at the date on which such determination or computation is made or required to be made in accordance with generally accepted accounting principles.

1.6  Currency

     Unless otherwise indicated, all amounts stated herein are in Canadian Dollars.

1.7  Computation of Time Periods

     Unless otherwise provided herein or in any Related Document, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to", "until" and "ending on" each mean "to but excluding". In addition, for the purposes of determining the second Settlement Date after the occurrence of a Lock-Up Event in Sections 2.3(4)(d) and 2.4(1)(b), the Settlement Date on which the Lock-Up Event occurred, if the Lock-Up Event occurred on a Settlement Date, shall be included in the calculation.

1.8  Summary of the Transaction

     Each Purchase described in this Agreement and the Related Documents contemplates the purchase by the Purchaser and the sale by the Seller of the Purchased Assets for an amount equal to the sum of the Prepayment Amount and the portion of the Deferred Purchase Price applicable to such Purchased Assets, subject to the terms and conditions set forth herein and in the relevant Terms Schedule. Each agreement constituting a Transaction is a Securitization Agreement as defined in the Amended and Restated Trust Indenture made as of November 15, 1994 between the Purchaser and The R-M Trust Company, as amended.

1.9  List of Exhibits

     The following Exhibits shall be included herein and deemed to be part hereof, namely:

          Exhibit A      -    Form of Terms Schedule
          Exhibit B      -    Sample Portfolio Report
          Exhibit C      -    Bill of Sale
          Exhibit D      -    Permitted Investments
          Exhibit E-1    -    Form of Opinion of Seller's Counsel
          Exhibit E-2    -    Form of Opinion of Chrysler Financial's
                              General Counsel
          Exhibit F      -    Historical Collection Results
          Exhibit G      -    Form of Opinion of Purchaser's Counsel
          Exhibit H      -    Dollar Weighted Average Contractual Life (in
                              years)


                                   ARTICLE 2
                           PURCHASE OF SECURED LOANS

2.1  Purchase Procedures

(1) From time to time, the parties may execute and deliver a Terms Schedule which, upon such execution and delivery shall evidence their binding agreement with respect to the purchase and sale of Secured Loans and Related Secured Loan Rights upon the terms and conditions set forth in such Terms Schedule. Except to the extent modified, replaced, restated or supplemented in such Terms Schedule, the terms and conditions of this Agreement are incorporated by reference into such Terms Schedule mutatis mutandis and shall apply to the Purchase contemplated thereby. If a Terms
Schedule is a Related Terms Schedule, it is the intention of the parties hereto that the Secured Loans and Related Secured Loan Rights which are the subject of such Terms Schedule, together with the Secured Loans and Related Secured Loan Rights which are the subject of each other Terms Schedule that is a Related Terms Schedule in respect of such Terms Schedule shall form a single pool of Purchased Assets for all purposes hereof. Related Terms Schedules which are expressed to be related to each other shall be considered as one Transaction for the purposes hereof. In the event of any inconsistency between the provisions herein contained and a Terms Schedule, the Terms Schedule shall prevail. In the event of any inconsistency between Related Terms Schedules, the most recently executed Related Terms Schedule shall prevail.

(2) On the Closing Date of each Purchase, the Purchaser shall pay to the Seller by certified cheque or wire transfer the Prepayment Amount. Upon receipt of such payment, all of the Seller's right, title and interest in and to the Purchased Assets which are the subject of the Purchase shall be sold, assigned and transferred to the Purchaser effective as of the relevant Cut-Off Date for a purchase price equal to the sum of the Prepayment Amount and the portion of the Deferred Purchase Price applicable to such Purchased Assets, and the Seller shall execute and deliver to the Purchaser a Bill of Sale in respect thereof.

2.2  Adjustments

     If at any time, the Purchaser, the Servicing Agent or the Seller determines that on a Closing Date in respect of any Purchase the aggregate Net Book Value of the Purchased Assets was less than the sum of the Prepayment Amount and the portion of the Deferred Purchase Price applicable to such Purchased Assets, the Seller shall on the second Business Day following the date of such determination pay as a refund of a portion of the Prepayment Amount to the Collector for deposit to the relevant Purchaser's Account for the benefit of the Purchaser the amount of the deficiency. To the extent that the aggregate Net Book Value of the Purchased Assets on a Closing Date was more than the sum of the Prepayment Amount and the portion of the Deferred Purchase Price applicable to such Purchased Assets, the Purchaser agrees that it will make such adjustments as are necessary to account for such excess through an increase in the Deferred Purchase Price and the portion thereof applicable to such Purchased Assets.

2.3  Liquidation Procedures

(1) Subject to the next following sentence, from the initial Cut-Off Date in respect of each Transaction, and on each day thereafter, the Collector shall hold, for the account of the Purchaser, the Collections and Net Proceeds received on each day. If the Seller is the Collector, (i) on the Business Day immediately following the date on which the long term debt rating of Chrysler Financial by Moody's falls below Baa3 (or its then equivalent), the Purchaser or, at the direction of the Purchaser, the Collector shall establish the General Account, and (ii) until such time as Chrysler Financial's rating is increased by Moody's to at least Baa3 (or its then equivalent), the Collector shall deposit to the General Account within two Business Days of receipt (or such other period as may be agreed upon by the Purchaser) all Collections and Net Proceeds received by the Collector in respect of each Settlement Period less an amount equal to the sum of the amounts set forth in Sections 2.3(3)(f), (g) and (h), which amount shall forthwith be paid to the Seller, provided that, on the Settlement Date following the Settlement Period in which the amount to be paid to the Seller in accordance with the foregoing exceeds the amount otherwise required to be transferred to the Purchaser's Account in such Settlement Period in accordance with Sections 2.3(3)(a) to (d), inclusive, the Collector shall be entitled to withdraw the amount of such excess from the available balance in the General Account which is not allocable to Pay Aheads. On the Final Collection Date, in addition to the releases contemplated by Section 2.4(2), the Collector (if the Seller is the Collector) shall transfer any remaining balance in the General Account to the Purchaser's Account to be distributed in accordance with Sections 2.3(4) and 2.3(5).

(2) On the last day of each Settlement Period, the Collector is hereby authorized and directed to transfer from the Collections and Net Proceeds received in the Settlement Period then just completed to any other account of the Purchaser an amount equal to the Purchase Discount for the Settlement Period ending on such date and any portion of the Purchase Discount calculated with respect to any prior Settlement Period not so transferred on the last day of any prior Settlement Period in accordance with the terms hereof, provided that where the sum of the Collections and Net Proceeds received in the Settlement Period then just completed is less than the Purchase Discount calculated with respect to such Settlement Period, the Seller hereby irrevocably directs that, as a refund of a portion of the Deferred Purchase Price, an amount equal to the lesser of:

     (a)  the amount of such shortfall; and

     (b)  the available balance in the Deferred Purchase Account,

shall be transferred from the Deferred Purchase Account to any other account of the Purchaser designated by the Purchaser.

(3) On each Settlement Date, the Collector is hereby authorized and directed by the Purchaser to cause to be transferred to the Purchaser's Account the amount, if any, by which the sum of:

     (a) the amount of the Collections received with respect to the Loan Receivables due and payable in connection with the Related Secured Loan Rights in the immediately preceding Settlement Period (including, without limitation, any deemed receipt of Collections pursuant to Section 2.7) and any other Collections received with respect to the immediately preceding Settlement Period or any prior Settlement Period;

     (b) any Net Proceeds received by the Collector relating to dispositions of Related Equipment in the immediately preceding Settlement Period;

     (c) any amounts payable to the Purchaser pursuant to Sections 2.2, 2.9, 2.11, 7.2, 9.1, 10.7, 10.8 and 10.9 since the last
          Settlement Date or, with respect to the first Settlement Date, since the first Closing Date; and

     (d) any amount received by the Collector since the last Settlement Date or, with respect to the first Settlement Date, since the first Closing Date in payment of any other amount payable hereunder, exceeds the sum of:

     (e) the amount of the Purchase Discount transferred to any other account of the Purchaser on the last day of the immediately preceding Settlement Period pursuant to Section 2.3(2);

     (f) any Billings which relate to any Defaulted Loan which were previously deposited by the Collector to the Purchaser's Account and remain unpaid by the applicable Obligor (to the extent such unpaid amounts did not arise in connection with a deemed Collection pursuant to Section 2.7);

     (g) any amount collected by the Collector with respect to a previously unpaid amount billed to the applicable Obligor as part of any Billings which the Seller has already remitted to the Purchaser's Account in respect of a previous Settlement Period as permitted pursuant to the proviso below; and

     (h) any amount in respect of any asserted set-off, reduction or cancellation by the Obligor received by the Collector from the Seller or deposited by the Seller to the Purchaser's Account in accordance with Section 2.7 for which the Obligor has been found, during the immediately preceding Settlement Period, to be liable, provided that the Seller shall have the right (but not the obligation) to deposit to the Purchaser's Account, on any Settlement Date, the amount, if any by which (i) the aggregate of all Billings for the immediately preceding Settlement Period, exceeds (ii) the sum of (x) Collections received with respect to Loan Receivables owing in connection with the Related Secured Loan Rights for the immediately preceding Settlement Period, and (y) Net Proceeds received in such immediately preceding Settlement Period. For greater certainty, in no event shall the Collector transfer amounts into the Purchaser's Account more than once in respect of the same item of Collections or be permitted to deduct more than once amounts in respect of any items of set-off referred to above.

(4) Thereafter from the amounts available in the Purchaser's Account (including any interest received on amounts held therein) on each Settlement Date following the deposits thereto contemplated in Section 2.3(3), the Purchaser shall, in the following order of priority:


     (a) to the extent that the Seller has deposited any applicable amount to the Purchaser's Account in accordance with Sections 9.1, 9.2 and 10.7, pay such amount to the applicable party;

     (b) pay any costs, fees, expenses or damages or other amounts incurred by the Purchaser as a result of a default by the Seller or Chrysler Financial under any Hedging Agreement entered into in respect of the Transaction;

     (c)  pay the amount of any Collector Fee then payable;

     (d) transfer to any other account of the Purchaser (i) on each Settlement Date prior to the second Settlement Date after the occurrence of a Lock-Up Event, determined in accordance with
          Section 1.7 (or prior to the Settlement Date on which the Lock-Up Event occurred if the Lock-Up Event occurred as a result of the inability of the Purchaser to make the transfers required by
          Section 2.3(2) or this subsection 2.3(4)), an amount equal to the quotient obtained by dividing (a) the amount by which (I) the Net Book Value of the Purchased Assets (other than Purchased Assets that are Defaulted Loans) on the first day of the immediately preceding Settlement Period exceeds (II) the Net Book Value of the Purchased Assets (other than Purchased Assets that are Defaulted Loans) on the last day of the immediately preceding Settlement Period, by (b) 1 plus the Reserve Rate and (ii) on the second Settlement Date after the occurrence of a Lock-Up Event (or on the Settlement Date on which the Lock-Up Event occurred if the Lock-Up Event occurred as a result of the inability of the Purchaser to make the transfers required by Sections 2.3(2) or 2.3(4)(d)(i)) and on each Settlement Date thereafter, an amount equal to the lesser of the Program Amount and the remaining balance in the Purchaser's Account and, in each case, the Program Amount shall be reduced by the amount so transferred; and

     (e) repurchase at their Net Book Value or Seller Receivable Value as of the date of purchase or assignment pursuant to Section 10.5 plus accrued interest at the Prime Rate less any Collections or Net Proceeds received by the applicable subsequent purchaser, Related Secured Loan Rights and Seller Receivables transferred by the Purchaser in accordance with Section 10.5(2), provided that where the available balance in the Purchaser's Account on any Settlement Date is less than the sum of the amounts referred to in (a) through (d) above, the Seller hereby irrevocably directs that, as a refund of a portion of the Deferred Purchase Price, an amount equal to the lesser of:

     (x)  the amount of such shortfall;

     (y)  the available balance in the Deferred Purchase Account; and

     (z) an amount equal to the sum of the amounts set forth in Sections 2.3(4)(a), (b) and (c) and the amount by which Losses exceed Excess Servicing in respect of such Settlement Period,

shall be transferred by the Purchaser from the Deferred Purchase Account to the Purchaser's Account and shall be distributed in accordance with this
Section 2.3(4).

(5) Any amounts available in the Purchaser's Account after giving effect to Section 2.3(4) shall be applied by the Purchaser on such Settlement Date in the following priority:

     (a) to pay all expenses incurred by the Collector on behalf of the Purchaser related to the enforcement of the Purchaser's rights in respect of the Purchased Assets and the Related Equipment or advice with respect thereto;

     (b) to pay the amount of any Adverse Claim upon the Related Equipment or the interest of the Purchaser in the Related Secured Loan Rights except where such Adverse Claim has been granted by the Purchaser; and

     (c) to transfer to any other account of the Purchaser an amount equal to the expenses incurred by the Purchaser or by the Servicing Agent on behalf of the Purchaser;

provided that if the amount available in accordance with this Section 2.3(5) is less than the sum of the amounts referred to in (a) through (c) above, the Seller hereby irrevocably directs that, as a refund of a portion of the Deferred Purchase Price, an amount equal to the lesser of:

     (d)  the amount of such shortfall; and

     (e)  the then available balance in the Deferred Purchase Account,

shall be transferred by the Purchaser from the Deferred Purchase Account to the Purchaser's Account and shall be distributed in accordance with this
Section 2.3(5).

(6) Any amounts then remaining in the Purchaser's Account on each Settlement Date shall be paid to the Seller by transfer to the Deferred Purchase Account and allocated in accordance with Section 2.4.

(7) For greater certainty, the foregoing liquidation procedures set forth in this Section 2.3 shall be complied with separately in respect of each Transaction.

2.4  Deferred Purchase Account

(1) The Seller hereby irrevocably directs that on each Settlement Date, the then available balance in the Deferred Purchase Account (including interest received on amounts held therein), after making the transfers and adjustments required by Sections 2.3(2), 2.3(4), 2.3(5) and 2.3(6), shall be held in trust by the Purchaser for the benefit of the Seller, and shall be applied by the Purchaser in the following priority:

     (a) at the Purchaser's option, either deposit to any account of the Purchaser (which deposit shall be applied as a permanent reduction of the Program Amount and as a refund of a portion of the Deferred Purchase Price equal to the amount of such deposit) or invest in Permitted Investments, in either case in an amount sufficient to make the sum of the Net Book Value of the Purchased Assets (other than Purchased Assets that are Defaulted Loans) and the principal amount of, and accrued interest on, Permitted Investments, if any, as at such date equal to the sum of the Program Amount and the Required Reserve as at such date, provided that such Permitted Investments, if any, shall be liquidated where not required with respect to any subsequent Settlement Period and applied in the manner contemplated by this Section 2.4;

     (b) to ensure that there is held in the Deferred Purchase Account an aggregate amount equal to the Required Deferred Amount, except that on the second Settlement Date following the occurrence of a Lock-Up Event as determined in accordance with Section 1.7 (or on the Settlement Date on which the Lock-Up Event occurred, if the Lock-Up Event resulted from the inability of the Purchaser to make the transfers required by Section 2.3(2) and 2.3(4)(d)(i)), an amount equal to the lesser of (i) the amount set forth in
          Section 2.3(4)(z), less any amount paid pursuant to Section 2.4(1)(a) on such Settlement Date, and (ii) the then available balance in the Deferred Purchase Account, if any, and amounts otherwise transferable to the Deferred Purchase Account in accordance with the terms hereof shall be paid to the Purchaser by transfer to any other account of the Purchaser as a refund of a portion of the Deferred Purchase Price and in reduction of the Program Amount;

     (c) to make any payment due from the Seller to the Purchaser pursuant to Section 10.8 hereof;

     (d) to make any payment otherwise due and unpaid from the Seller hereunder; and

     (e) to release to the Seller any amount then available in the Deferred Purchase Account after giving effect to the applications described in (a) through (d) above.

(2) On the Final Collection Date, any balance remaining in the Deferred Purchase Account shall be released by the Purchaser to the Seller.

(3) For greater certainty, the foregoing provisions in this Section 2.4 shall apply separately in respect of each Transaction.

2.5  Purchaser's Capital

(1) The Purchaser shall finance each Prepayment Amount by incurring Purchaser's Indebtedness to raise capital. Capital shall, in the ordinary course, be raised through either the issuance of Notes (accompanied by Hedging Agreements where appropriate) or borrowings under a liquidity facility.

(2) Prior to 12:00 noon on the last day of each Settlement Period, the Seller shall be notified in writing of the Discount Rate for each Transaction for the next following Settlement Period. Such notified Discount Rate shall be equal to the sum of (i) the Purchaser's estimate of the weighted average capital cost (which capital cost shall, for greater certainty, take into account payments or receipts from Hedging Agreements entered into in respect of the Transaction) for such Settlement Period, together with any adjustments determined by the Purchaser to be necessary by reason of the difference between (x) the actual weighted average capital cost of the Purchaser for the immediately preceding Settlement Period, and
(y) the estimated weighted average capital cost of the Purchaser for such immediately preceding Settlement Period and (ii) the percentage specified in the relevant Terms Schedule or the Related Terms Schedules, as the case may be, as the "Program Fee".

(3) The cost of borrowings under the liquidity facility shall be equal to the 30-day bankers' acceptance rate quoted from time to time by The Toronto-Dominion Bank plus 0.50%.

(4) The Purchaser shall provide the Seller with information with respect to the Purchaser's Indebtedness as such information is available in hard copy or that may be produced from available databases with existing software of the Purchaser as the Seller may reasonably request.

2.6  Clean-Up Repurchase

     If on any Settlement Date, after giving effect to the liquidation procedures in respect of any Transaction described in Sections 2.3 and 2.4 on such date, the Program Amount is less than or equal to 10% of the Aggregate Prepayment Amount, the Seller shall have the right, at its option exercisable upon five Business Days' prior notice to the Purchaser through the Servicing Agent, to repurchase the remaining Purchased Assets which are the subject of such Transaction from the Purchaser for a price equal to the Program Amount on such Settlement Date, payable to the Servicing Agent on such Settlement Date for the account of the Purchaser. Upon any such repurchase, the Purchaser shall reassign to the Seller without recourse, representation or warranty all of such remaining Purchased Assets. The Seller hereby agrees to pay, and to indemnify and hold harmless the Servicing Agent and the Purchaser from all losses, costs and expenses incurred in connection with or arising from such clean-up repurchase. The Purchaser shall pay to the Seller any income received by it in connection with or arising from such clean-up repurchase in excess of the costs and expenses described in the preceding sentence.

2.7  Deemed Collections

(1) If on any day from a Closing Date to the relevant Final Collection Date, any Loan Receivable forming part of any Related Secured Loan Right is either:

     (a) reduced or cancelled as a result of any breach or amendment by the Seller of the terms of the applicable Secured Loan;

     (b) reduced or cancelled as a result of a set-off in respect of any claim by the applicable Obligor against the Seller (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

     (c) extended beyond the original contractual maturity date of the applicable Secured Loan pursuant to the exercise of the discretion permitted to the Seller pursuant to Section 6.2(b) and
          (c);

the Seller shall, for all purposes hereof, be conclusively deemed to have received for the Purchaser's account on such day a Collection of such Loan Receivable in the amount of such reduction or extension or the Principal balance of the Loan Receivable in the case of a cancellation and shall, on or before the second Settlement Date following the Settlement Period in which such reduction, cancellation or extension occurred, remit such amount to the Collector for deposit to the relevant Purchaser's Account.

(2) If on any day prior to the Final Collection Date, the representation and warranty with respect to any Purchased Asset in Section 5.1(h)(i) as at the relevant Closing Date was not true, the Seller shall pay to the Purchaser by deposit to the relevant Purchaser's Account as a refund of a portion of the Deferred Purchase Price (or the relevant Prepayment Amount to the extent that such deposit exceeds the aggregate Deferred Purchase Price paid by the Purchaser as of such date) an amount equal to the Net Book Value of the Purchased Asset on such day and the Purchaser shall assign and transfer to the Seller and the Seller shall accept the transfer of such Purchased Asset. In consideration therefor, the Purchaser shall waive any rights it may have against the Seller or Chrysler Financial as a consequence of such representation and warranty not being true.

(3) The parties acknowledge that the deemed receipt of a Collection of all or part of a Loan Receivable relating to a Related Secured Loan Right pursuant to this Section 2.7 shall not in any way impair or otherwise affect any contractual or other right of the Seller or the Purchaser as against the Obligor under the related Secured Loan or any other Person (other than the Seller or the Purchaser), and no such Obligor or other Person shall derive any benefit by virtue of such deemed receipt.

2.8  Reporting

(1) On or before the seventh Business Day of each month, the Collector shall, with the reasonable cooperation of the Seller if the Seller is not the Collector, prepare and deliver to the Purchaser, separately in respect of each Transaction:

     (a) a Portfolio Report relating to the Loan Receivables in respect of the Related Secured Loan Rights for the most recently completed Settlement Period as of the close of business of the Collector on the last Business Day of such Settlement Period; and

     (b) if requested by the Servicing Agent, a listing by Obligor of the Net Book Value of the Purchased Assets as of the last Business Day of such Settlement Period.

(2) The Seller shall provide the Purchaser with such other Records that are available in hard copy or that may be produced from available databases with existing software of the Seller as the Purchaser may reasonably request.

2.9  Payments and Computations

(1) If Collections or Net Proceeds are received by the Seller and the Seller is not the Collector, the Seller shall remit them to the Collector on the second Business Day following the date on which such Collections or Net Proceeds are received. Where such amounts are received in the form of a cheque, the cheque shall be endorsed in favour of the Collector and remitted to the Collector directly without prior deposit to any account of the Seller. If any amounts which are not Collections or Net Proceeds are received by the Collector and the Collector is not the Seller, the Collector shall remit such amounts to the Seller on the second Business Day following the date on which such amounts are received.

(2) All amounts to be paid or deposited by the Seller or the Collector to the Purchaser will be paid or deposited no later than 11:00 a.m. (Toronto time) on the day when due in accordance with the terms hereof in same day funds to the applicable account as required hereunder.

(3) The Seller shall pay to the Purchaser its pro rata share of interest (both before and after default and judgment, with interest on overdue interest at the same rate) on all amounts not paid or deposited when due hereunder (whether owing by the Seller on its own behalf or in its capacity as Collector) at a rate equal to the Prime Rate plus 1% per annum, payable on demand. Such interest shall be paid by the Seller to the Collector for deposit to the relevant Purchaser's Account on the next Settlement Date. The yearly rate of interest for any day to which the Prime Rate is applicable is the rate so determined multiplied by the actual number of days in that year and divided by 365 or 366, as the case may be. Interest rate charges will be effective for interest computation periods from the date on which the Prime Rate changes and the Seller and the Purchaser will be bound by any and all changes of the Prime Rate with or without notice thereof.

(4) The Seller shall, on its own behalf or in its capacity as Collector, make all payments required to be made by it hereunder without deduction (other than for applicable taxes or as otherwise authorized hereunder), regardless of any defence or counterclaim (whether based on any law, rule or policy now or hereafter issued or enacted by an government authority or regulatory body), except as contemplated hereunder.

2.10 Further Action to Protect Purchased Assets

     The Seller shall, from time to time at its expense, promptly execute and deliver all instruments and documents and take all action that the Purchaser may reasonably request in order to perfect, protect or more fully evidence the Purchaser's ownership of the Purchased Assets or to enable the Purchaser to exercise or enforce any of its rights hereunder or thereunder.

2.11 Ineligible Secured Loans

     If, on any day after a Closing Date, the Purchaser, the Servicing Agent or the Seller determines that, on the relevant Cut-Off Date, any Secured Loan forming part of the Purchased Assets was not an Eligible Secured Loan (an "Ineligible Secured Loan"), the Purchaser, the Servicing Agent or the Seller, as the case may be, shall forthwith notify the other parties of such ineligibility and on the last day of the Settlement Period following the Settlement Period in which such notice is received or, where such determination is made following the occurrence of a Significant Event or Lock-Up Event, on the second Business Day following the date of receipt of such notice, the Seller shall pay to the Collector for deposit to the relevant Purchaser's Account as a refund of a portion of the Deferred Purchase Price an amount equal to the then Net Book Value of such Ineligible Secured Loan such that the Purchaser shall be kept whole and not incur any expense or loss as a result of the purchase of such Ineligible Secured Loan. The Purchaser shall accept such payment as a refund of a portion of the Deferred Purchase Price applicable to such Ineligible Secured Loan. Upon such payment being made, the Purchaser shall assign and transfer to the Seller and the Seller shall accept the assignment and transfer of such Purchased Asset. In consideration therefor, the Purchaser shall waive any rights it may have against the Seller or Chrysler Financial as a consequence of such Secured Loan being an Ineligible Secured Loan.

2.12 Retransfer of Purchased Assets

     Upon any retransfer by the Purchaser to the Seller of any Purchased Asset in accordance with Sections 2.6, 2.7(2) and 2.11, the Seller and the Purchaser shall execute and deliver such further agreements, instruments or other assurances as may be reasonably necessary or desirable to evidence and give full effect to such retransfers.

2.13 Permitted Investments

     Subject to Section 2.4(1)(a), the balance available in each Deferred Purchase Account shall be invested in Permitted Investments by the Purchaser. If any General Account shall be established, the balance available in such General Account shall be invested in Permitted Investments by the Collector as may be directed by the Purchaser. The Purchaser shall maintain and direct the Collector to maintain a portion of the aggregate balances in such accounts equal to the portion of the Purchaser's Indebtedness due and payable on the next following Settlement Date in Permitted Investments which mature no later than such Settlement Date. The Purchaser shall, upon the request of the Seller, advise the Seller of the Permitted Investments in which such balances are invested.

2.14 Allocation of Collections

     Any amounts received by the Collector from an Obligor not specifically allocated by the Obligor to any particular amount owing by the Obligor shall be applied pro rata to Loan Receivables and other amounts owing by the Obligor whether or not such Loan Receivables and other amounts are included in the Related Secured Loan Rights applicable to the Purchased Assets, provided that, if the Obligor shall specifically allocate any subsequent amounts to Loan Receivables or other amounts already paid pursuant to this Section 2.14 or if for any other reason the Collector determines that amounts received should have been allocated otherwise than in accordance with the foregoing, the Collector shall make such adjustments as may be necessary or desirable to ensure that payments are not made more than once for the same Loan Receivable.


                                   ARTICLE 3
                                   COLLECTION

3.1  Designation of the Collector

     The Related Secured Loan Rights will be administered, and the related Loan Receivables collected, by the Collector in trust for the Purchaser.
In respect of each Transaction, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collector pursuant to the terms hereof and the Seller shall continue to perform the duties and obligations of the Collector, and may not resign from such position, unless and until the Purchaser designates a new Collector in accordance with this Section 3.1. The Purchaser may, upon notice to the Seller at any time after the occurrence of a Significant Event in respect of a Transaction which is continuing, designate as the Collector in respect of such Transaction any Person with a permanent establishment in Canada to succeed the Seller or any successor Collector, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collector pursuant to the terms hereof and agree to be bound by the terms of this Agreement. The Collector, with the Purchaser's prior written consent, may subcontract with any other Person for the administration of the Related Secured Loan Rights and the collecting of the related Loan Receivables; provided, however, that the Collector will remain liable for the performance of the duties and obligations so subcontracted and all other duties and obligations of the Collector pursuant to the terms hereof.

3.2  Duties of the Collector, etc.

(1) The Collector shall, unless the Purchaser directs otherwise at any time when the Collector is not the Seller, take or cause to be taken all such actions as may be reasonably necessary or advisable from time to time to collect the Loan Receivables forming part of the Related Secured Loan Rights and dispose of the Related Equipment upon termination of or default under the applicable Secured Loans, including the repossession and sale of the Related Equipment in accordance with the terms of the relevant Secured Loans, the Credit and Collection Policy and applicable law provided, however, that where the Collector is not the Seller in respect of a Transaction, the Purchaser and the Collector may adopt a policy which is a modification of the Credit and Collection Policy, such modified policy to reflect the circumstances under which Collection of the Loan Receivables will take place and the resources available to the Collector, provided that such modified policy does not materially impair the collectability of the Loan Receivables. For such purpose, the Collector is authorized on behalf of the Purchaser in respect of each Transaction to enforce the Purchaser's rights and interests in and under the Related Secured Loan Rights, and the Purchaser hereby grants to the Collector a power of attorney to commence and prosecute legal action and other available remedies against the relevant Obligor to enforce the Related Secured Loan Rights, such power to be revoked in respect of any Transaction only upon replacement of the Collector in accordance with the terms hereof, provided that the Collector (if the Collector is not the Seller) shall obtain the prior written consent of the Purchaser before commencing any legal action to enforce any Related Secured Loan Rights and, where the Seller is not the Collector, such legal action shall be commenced and maintained in the name of the Purchaser.

(2) Forthwith upon the Purchaser's request, the Seller, if not the Collector in respect of any Transaction, shall deliver complete copies of all Purchased Assets which are the subject of such Transaction (including any amendments thereto) to the Purchaser, or as the Purchaser shall direct, for the Purchaser's sole use in facilitating the collection of the applicable Loan Receivables.

(3) The Collector shall maintain and implement prudent and reasonable administrative and operating procedures (including an ability to recreate records evidencing the Related Secured Loan Rights) and keep and maintain all books, records, documents and other information reasonably necessary or advisable for the collection of all Loan Receivables forming part of the Related Secured Loan Rights (including records adequate to permit all collections of and reductions or adjustments to such Loan Receivables) all in accordance with the Credit and Collection Policy or a modification hereof adopted pursuant to Section 3.2(1) in respect of a Transaction where the Collector is not the Seller.

(4) To the extent the Records consist in whole or in part of computer programs which are leased by the Seller, the Seller shall, upon the demand of the Purchaser, use its best efforts to arrange for the license or sublicense of such programs to the Purchaser to the extent permitted by the terms of such license for the sole use of the Purchaser or its agent in facilitating the collection of the applicable Loan Receivables.

(5) The Collector shall, with respect to any amount not paid by the Collector when required to be paid hereunder, pay interest to the Purchaser (before and after default and judgment, with interest on overdue interest at the same rate) at a rate per annum, calculated daily, equal to the Prime Rate plus 1%, payable on demand, provided that nothing in this Section 3.2(5) shall be construed to require the payment of interest on amounts for which interest is paid pursuant to Section 2.9(3) above. Such interest will be for the account of the Purchaser and shall be paid by the Collector free and clear of, and without deduction for, any taxes of any kind whatsoever to the relevant Purchaser's Account to be applied in accordance with Sections 2.3 and 2.4 on the next Settlement Date.

(6) The Collector's appointment as agent of the Purchaser in respect of each Transaction for the purposes set out herein shall terminate on the relevant Final Collection Date.

(7) At the request of the Purchaser, the Collector shall mark its computer records in an appropriate manner to clearly designate the Secured Loans forming part of the Purchased Assets to be the property of the Purchaser.

(8) For so long as the Seller is the Collector in respect of any Transaction, it may agree with any Obligor of Purchased Assets which are the subject of such Transaction as agent for the Purchaser to terminate the applicable Secured Loan prior to its maturity, provided that the consideration payable by the Obligor to the Collector as agent for the Purchaser with respect to such agreement to terminate shall not be less than the then applicable Net Book Value of such Purchased Asset.

3.3  Collector Fee

     If the Collector is not the Seller in respect of any Transaction, the Collector shall be paid, as a fee in respect of that Transaction (the "Collector Fee"), such commercially reasonable amount as may be negotiated between the Purchaser and such Collector from time to time. Such fee shall be payable in arrears on each Settlement Date.


                                   ARTICLE 4
                              CONDITIONS PRECEDENT

4.1  Purchaser's Conditions Precedent to Each Purchase

(1) Prior to the first Purchase hereunder, the Purchaser shall have received, unless waived by it in writing, the following, in form and substance satisfactory to the Purchaser:

     (a)  executed copies of this Agreement and the other Related
          Documents;

     (b) certificates of status, good standing or compliance, as appropriate, with respect to the Seller and Chrysler Financial issued by their respective jurisdictions of incorporation and by each province in which the Seller carries on business and in which the Secured Loans forming part of the Purchased Assets were originated;

     (c) a certificate from each of the Seller and Chrysler Financial relating to their respective constating documents and certified copies of all necessary corporate authorizations of the Seller and Chrysler Financial to authorize the execution, delivery and performance of this Agreement and the Terms Schedule relating to such first Purchase, of the Related Documents to which it is a party and of the transactions contemplated hereby and thereby;

     (d) certificates of the Seller and Chrysler Financial as to the names and true signatures of the officers authorized to sign this Agreement and the Related Documents on its behalf, on which certificates the Purchaser shall be entitled to conclusively rely in respect of all Purchases until such time as the Purchaser receives from the Seller or Chrysler Financial, as the case may be, a replacement certificate meeting the requirements of this
          Section 4.1(1)(d);

     (e) a certificate of the Seller to the effect that (i) the representations and warranties set out in Section 5.1 are true and correct, and (ii) no event has occurred and is continuing, or would result from the Purchase, which constitutes a Significant Event;

     (f) a certificate of Chrysler Financial to the effect that (i) the representations and warranties set out in Section 5.2 are true and correct, and (ii) no event has occurred and is continuing, or would result from the Purchase, which constitutes a Significant Event;

     (g)  executed copies of the relevant Bill of Sale;

     (h) certified copies of any instruments (other than the instrument giving rise to the Secured Loans or referred to therein) by which the Seller took title to the Purchased Assets;

     (i) an Advance Ruling Certificate under the Competition Act (Canada) in respect of such Purchase contemplated herein, if required;

     (j) an executed copy of the confirmation confirming any Hedging Agreement entered into with respect to the Purchase, together with any fee payable by the Purchaser or the Seller or to Chrysler Financial on the relevant Closing Date in connection with such Hedging Agreement;

     (k) favourable opinions of counsel for the Seller and the General Counsel for Chrysler Financial in substantially the form of Exhibits E-1 and E-2, respectively;

     (l) a financial advisory fee in the amount set forth in the Terms Schedule, inclusive of applicable goods and services taxes, payable by the Seller to the Servicing Agent in connection with the Purchase; and

     (m) a structuring fee in the amount set forth in the Terms Schedule payable by the Seller to the Servicing Agent in connection with the Purchase.

(2) Prior to each Purchase subsequent to the first Purchase hereunder, the Purchaser shall have received, unless waived by it in writing, the following, in form and substance satisfactory to the Purchaser:

     (a) executed copies of the Terms Schedule in respect of such Purchase and the other Related Documents;

     (b) certificates of status, good standing or compliance, as appropriate, with respect to the Seller and Chrysler Financial issued by their respective jurisdictions of incorporation and by each province in which the Seller carries on business and in which the Secured Loans forming part of the Purchased Assets were originated;

     (c) a certificate from each of the Seller and Chrysler Financial relating to any changes in their respective constating documents since the latest certificate delivered pursuant to Section 4.1(1)(c) or this Section 4.1(2)(c), and certified copies of all necessary corporate authorizations of the Seller and Chrysler Financial to authorize the execution, delivery and performance of the Terms Schedule relating to such Purchase of the Related Documents to which it is a party and of the transactions contemplated hereby and thereby; and

     (d) the documents referred to in Section 4.1(1)(e), (f), (g), (h) (with respect only to instruments created or amended since the immediately preceding Purchase), (i), (j), (k), (l) and (m), each with respect to such Purchase.

4.2  Seller's Conditions Precedent

(1) Prior to the first Purchase, the Seller shall have received, unless waived by it in writing, the following, in form and substance satisfactory to the Seller:

     (a)  payment of the Prepayment Amount;

     (b)  executed copies of this Agreement and other Related Documents;

     (c) a certificate of the Purchaser to the effect that the representations and warranties set out in Section 5.3 hereof are true and correct;

     (d) an executed copy of the confirmation confirming any Hedging Agreement entered into with respect to the Purchase;

     (e) a certificate of the Purchaser relating to the amended and restated declaration of trust establishing the Purchaser dated as of June 17, 1994, the Servicing Agreement between the Purchaser and the Servicing Agent, and the Amended and Restated Trust Indenture between the Purchaser and The R-M Trust Company, both dated as of November 15, 1994, as further amended; and

     (f) the favourable opinion of counsel to the Purchaser as to the due execution and binding effect of this Agreement and all Related Documents to which the Purchaser is a party in the form of Exhibit G.

(2) Prior to each Purchase subsequent to the first Purchase hereunder, the Seller shall have received, unless waived by it in writing, the following, in form and substance satisfactory to the Seller:

     (a)  payment of the Prepayment Amount;

     (b) executed copies of the Terms Schedule in respect of such Purchase and the other Related Documents; and

     (c) the documents referred to in Section 4.2(1)(c), (d), (e) and (f) with respect to such Purchase.


                                   ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES

5.1  Representations and Warranties of the Seller

     The Seller hereby represents and warrants to the Purchaser with respect to each Purchase on a continuous basis (unless otherwise indicated in the applicable representation and warranty to be made as at a particular point in time) as follows:

     (a) it is a corporation validly existing under the laws of its jurisdiction of incorporation and is duly qualified to do business as an extra-provincial corporation in every jurisdiction where failure to be so qualified would adversely affect the collectability of a material portion of the Related Secured Loan Rights;

     (b) as at the relevant Closing Date, the execution, delivery and performance by it of this Agreement, the Related Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene:

          (i)   its constating documents or by-laws;

          (ii)  any law, rule or regulation applicable to it;

          (iii) any indenture, loan or credit agreement, lease under which it is the lessee, mortgage, security agreement, bond, note or other agreement or instrument binding upon it or affecting its property; or

          (iv) any order, writ, judgment, award, injunction or decree binding on it or affecting its property;

          and will not result in or require the creation of any security interest upon or with respect to any of its properties other than as contemplated by this Agreement;

     (c) as at the relevant Closing Date, this Agreement and all Related Documents delivered by it hereunder have been duly executed and delivered by or on behalf of it;

     (d) as at the relevant Closing Date or on the date of delivery of the applicable Related Documents, no authorization, approval or other action by and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or the Related Documents to which it is a party, except for (i) such notices or filings that are required to record or perfect the transfer constituted by the Purchase, (ii) any action or filings required pursuant to any applicable bills of sale legislation, and (iii) such notices, filings or rulings required pursuant to the Competition Act (Canada);

     (e) this Agreement and the Related Documents to which it is a party are its legal, valid and binding obligations enforceable against it in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

     (f) as at the relevant Closing Date, there are no actions, suits or proceedings of which it has not advised the Purchaser in writing against or affecting it or any of its property before any court, governmental body or arbitrator (nor to its knowledge, any such actions pending or threatened) which may materially adversely affect its ability to perform its obligations hereunder or under the Related Documents to which it is a party and it is not in default with respect to any order of any court, governmental body or arbitrator which material adversely affects its ability to perform its obligations hereunder or thereunder;

     (g) as at the relevant Closing Date, no material default has occurred and is outstanding under any agreement or instrument referred to in Section 5.1(b)(iii) which default would materially and adversely affect the collectability of any Loan Receivables forming part of the Related Secured Loan Rights, the enforceability of any Related Secured Loan Rights or its ability to perform its obligations hereunder or under the Related Documents to which it is a party;

     (h)  as at the relevant Closing Date,

          (i) it holds title to the Secured Loans forming part of the Purchased Assets (other than Secured Loans paid in full from the relevant Cut-Off Date to and including the relevant Closing Date) free and clear of any Adverse Claim, and upon the Purchase of the Purchased Assets hereunder, the Purchaser shall hold title thereto free and clear of any Adverse Claim, other than any Adverse Claim held by any person claiming through or under the Purchaser; and

          (ii) each Secured Loan forming part of the Purchased Assets (other than Secured Loans paid in full from the relevant Cut-Off Date to and including the relevant Closing Date) is in full force and effect, unamended, except for any amendments made in accordance with the Credit and Collection Policy, and shall constitute, to the best of its knowledge, a legal, valid and binding obligation of the parties thereto enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law) and to the application of Section 65.1(5) of the Bankruptcy and Insolvency Act (Canada), and it shall not have given any consents, approvals or waivers under or in respect of any such Purchased Assets, except in accordance with the Credit and Collection Policy;

     (i) as at the relevant Closing Date, its chief executive office is located at Suite 308, 390 Brant Street, Burlington, Ontario, L7R 2E9;

     (j) as at the relevant Closing Date, it has places of business in the Province of Quebec;

     (k) no Portfolio Report, exhibit, financial statement, Record or report furnished by the Collector hereunder or in connection herewith is or shall be inaccurate in any material respect as of the date it is or shall be dated or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading;

     (l) the Purchased Assets have been selected from the Seller's portfolio of Secured Loans, subject only to the requirement that the related Secured Loan be an Eligible Secured Loan, and all information regarding each such Secured Loan and Related Equipment made available to the Purchaser is true and correct in all material respects;

     (m) as of the relevant Cut-Off Date, the names listed on the Appendix to the Terms Schedule are the names for notice for each Obligor under the Purchased Assets recorded in the Records of the Seller;

     (n) the aggregate Net Book Value of all Purchased Assets which are the subject of the Transaction under which any one Person is the applicable Obligor does not exceed the Concentration Limit;

     (o) as of the relevant Cut-Off Date, the aggregate Net Book Value of Purchased Assets secured by Related Equipment that are financed at the Seller's used vehicle rates does not exceed the percentage set forth in the relevant Terms Schedule as the "Used Vehicle Rate Percentage" of the aggregate Net Book Value of the Purchased Assets, which percentage in any event will not exceed 30%;

     (p) the Seller does not maintain any policies of insurance with respect to loss of, damage to or third party liability with respect to Related Equipment; and

     (q) the Seller is not a non-resident as defined under the Income Tax Act (Canada).

5.2  Representations and Warranties of Chrysler Financial

     Chrysler Financial hereby represents and warrants to the Purchaser with respect to each Purchase on a continuous basis (unless otherwise indicated in the applicable representation and warranty to be made as at a particular point in time) as follows:

     (a) it is a corporation validly existing under the laws of its jurisdiction of incorporation;

     (b) as at the relevant Closing Date, the execution, delivery and performance by it of this Agreement and the Related Documents to be delivered by it hereunder are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene:

          (i)   its articles of incorporation or by-laws;

          (ii)  any law, rule or regulation applicable to it;

          (iii) any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note or other agreement or instrument binding upon it or affecting its property; or

          (iv) any order, writ, judgment, award, injunction or decree binding on it or affecting its property;

     (c) as at the relevant Closing Date, this Agreement and all Related Documents delivered by it hereunder have been duly executed and delivered by or on behalf of it;

     (d) as at the relevant Closing Date or on the date of delivery of the applicable Related Documents to which it is a party, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or the Related Documents to which it is a party;

     (e) this Agreement is its legal, valid and binding obligation enforceable against it in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

     (f) as at the relevant Closing Date, no material default has occurred and is outstanding under any agreement or instrument referred to in Section 5.2(b)(iii) which default would materially and adversely affect its ability to perform its obligations hereunder or under the Related Documents to which it is a party; and

     (g) as at the relevant Closing Date, there are no actions, suits or proceedings of which it has not advised the Purchaser in writing against or affecting it or any of its property before any court, governmental body or arbitrator (nor to its knowledge, any such actions pending or threatened) which may materially adversely affect its ability to perform its obligations hereunder or under the Related Documents to which it is a party and it is not in default with respect to any order of any court, governmental body or arbitrator which materially adversely affects its ability to perform its obligations hereunder or thereunder.

5.3  Representations and Warranties of the Purchaser

     The Purchaser hereby represents and warrants to the Seller with respect to each Purchase on a continuous basis (unless otherwise indicated in the applicable representation to be made as at a particular point in time) as follows:

     (a) it is a trust validly existing under the laws of the Province of Alberta;

     (b) as at the relevant Closing Date, the execution, delivery and performance by it of this Agreement, the Related Documents to be delivered by it hereunder and the transactions contemplated hereby and thereby are within its purposes and powers, have been authorized by all necessary action of its trustee and do not contravene:

          (i)   its declaration of trust;

          (ii) any law, rule or regulation applicable to it in any province or territory of Canada;

          (iii) any indenture, loan or credit agreement, lease under which it is the lessee, mortgage, security agreement, bond, note or other agreement or instrument binding upon it or affecting its property; or

          (iv) any order, writ, judgment, award, injunction or decree binding on it or affecting its property;

     (c) as at the relevant Closing Date, this Agreement and all Related Documents delivered by it hereunder have been duly executed and delivered by or on behalf of it;

     (d) as at the relevant Closing Date or on the date of delivery of the applicable Related Documents, no authorization, approval or other action by and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Agreement or the Related Documents to be delivered by it hereunder, except (i) such notices or filings required to perfect the transfer constituted by the Purchase, and (ii) any actions or filings required pursuant to any applicable bills of sale legislation;

     (e) this Agreement and the Related Documents to which it is a party are its legal, valid and binding obligations enforceable against it in accordance with their terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law);

     (f) as at the relevant Closing Date, there are, to its knowledge, no actions, suits or proceedings of which it has not advised the Seller in writing, pending or threatened, against or affecting it or any of its property before any court, governmental body or arbitrator which may adversely affect its ability to perform its obligations hereunder or under the Related Documents to which it is a party and it is not in default with respect to any order of any court, governmental body or arbitrator which materially adversely affects its ability to perform its obligations hereunder or thereunder; and

     (g)  it is not a non-resident as defined under the Income Tax Act (Canada).


                                   ARTICLE 6
                            COVENANTS OF THE SELLER

6.1  Affirmative Covenants of the Seller

     From the date hereof until the last Final Collection Date, the Seller covenants with the Purchaser that it shall, unless the Purchaser otherwise consents in writing:

     (a) comply with all laws, rules, regulations and orders applicable to it and all or any of its businesses, its properties and the Related Secured Loan Rights, except where the failure to do so would not materially adversely affect the Purchaser's interests hereunder, the enforceability of the Related Secured Loan Rights (including the collectability of the related Loan Receivables) or its ability to perform its obligations hereunder or under the Purchased Assets;

     (b) preserve and maintain its corporate existence and qualify and remain qualified as a foreign, extra-provincial or extra-territorial corporation in each jurisdiction in which the failure to do so would materially adversely affect the interests of the Purchaser hereunder, the enforceability of the Related Secured Loan Rights (including the collectability of the related Loan Receivables) or its ability to perform its obligations hereunder or under the Purchased Assets;

     (c) at any time and from time to time during regular business hours, permit the Purchaser, its agents or representatives upon five Business Days' prior written notice to (i) examine and make copies of all Records relating to the Related Secured Loan Rights in its possession (or under its control), including the applicable Secured Loans, and (ii) visit its branch offices for the purpose of examining such Records and discussing matters relating to the Related Secured Loan Rights and its performance under the Purchased Assets or hereunder with any of its officers or employees having knowledge of such matters;

     (d) direct and require its auditors, at its own expense, to assist the Purchaser's auditors to the extent and in such manner as is reasonably required for the Purchaser's auditors to report on the status of the Purchased Assets and the Related Secured Loan Rights hereunder;

     (e) fully perform in a timely manner and comply with all terms, covenants and other provisions required to be performed and observed by it under Purchased Assets;

     (f) notify the Purchaser promptly following any change of its corporate name or any change of its chief executive office;

     (g) comply in all respects with the Credit and Collection Policy in regard to each of the Purchased Assets and the related Loan Receivables;

     (h)  furnish to the Purchaser:

          (i) as soon as possible and in any event within five Business Days after its chief operating officer or chief financial officer becomes aware or ought to have become aware of the occurrence of a Significant Event or of any event that with the giving of notice or passage of time or both may become a Significant Event, a statement of such officer setting forth details as to such Significant Event and the action which it has taken or is proposing to take with respect thereto; and

          (ii) promptly, from time to time, such other documents, records, information or reports with respect to the Related Secured Loan Rights or the condition or operations, financial or otherwise, of it as may be in existence in written form or, if available in databases, may be produced with existing software and which the Purchaser may from time to time reasonably request;

     (i) instruct all Obligors to remit all Collections in respect of any Transaction to the address of the Collector (provided that so long as the Seller shall remain the Collector in respect of such Transaction, no special instruction need be given by the Seller to any Obligor which currently is instructed to remit such Collections to the Seller);

     (j) if (i) the Seller obtains or is otherwise a loss payee or named insured under, any policy of insurance with respect to damage or third party liability claims relating to the Equipment, and (ii) the long term debt rating of Chrysler Financial by Moody's falls below Ba2 (or its then equivalent), obtain and maintain equivalent coverage with respect to the Related Equipment under which the Purchaser is named insured or loss payee, as the case may be, and provide prompt notice to the Purchaser of the availability of such insurance or the receipt of notice of termination thereof or the deletion of the Purchaser as a named insured or loss payee thereunder;

     (k) make all payments payable by it to government agencies in accordance with applicable law and others where a statutory lien or deemed trust might arise having priority over the Purchaser's interest in any Related Secured Loan Rights or Related Equipment;

     (l) record the Purchases constituted hereby as sales of assets for accounting purposes;

     (m) upon the written request of the Purchaser, or immediately upon the occurrence of a Significant Event in respect of a Transaction and for so long as such Significant Event is continuing, advise the Purchaser, in writing, of the name or address of any Obligor with respect to the applicable Related Secured Loan Rights;

     (n) make all renewal and other registrations which it is entitled to make and which are necessary to maintain the Purchaser's interest in the Related Equipment as against third parties; and

     (o) take all steps necessary to obtain the discharge of any financing statement, registration, recording, filing or other document similar in effect relating to any Related Secured Loan Rights, Collections related thereto or Related Equipment on file except those in favour of the Purchaser in accordance herewith or subordinate to the rights of the Purchaser thereunder.

6.2  Negative Covenants of the Seller

     From the date hereof until the last Final Collection Date, the Seller covenants with the Purchaser that it shall not, without the Purchaser's written consent:

     (a) except as otherwise provided or permitted herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create any Adverse Claim upon or with respect to, any Purchased Assets or any Related Equipment, including the related Loan Receivables and Collections or any account to which any such Collections are deposited, or assign any right to receive income in respect of any thereof or do any other thing to derogate from its grant hereunder or prejudice the rights of the Purchaser hereunder or thereunder;

     (b) make any change in the Credit and Collection Policy, which change would materially impair the collectability of any Loan Receivable forming part of the Purchased Assets;

     (c) extend, amend or otherwise modify or waive any term or condition of any of the Purchased Assets which modification or waiver would materially impair the collectability of any Loan Receivable forming part of the Purchased Assets;

     (d) identify to any of its branch personnel the Purchased Assets as having been purchased by the Purchaser or take any other action not contemplated by this Agreement which would differentiate the Purchased Assets from the other Secured Loans to which it is a party; or

     (e) permit to exist any financing statement, registration, recording, filing or other publicly recorded document similar in effect registered against or otherwise identifying its interest in any Related Secured Loan Rights or Collections related thereto to be on file except in favour of the Purchaser other than registrations in favour of Persons who have expressly postponed in favour of the Purchaser any claim they may have to the Purchased Assets.

6.3  Covenants of Chrysler Financial

     From the date hereof until the last Final Collection Date, Chrysler Financial covenants with the Purchaser that it shall, unless the Purchaser otherwise consents in writing:

     (a) comply with all laws, rules, regulations and orders applicable to it and all or any of its businesses and properties, except where the failure to do so would not materially adversely affect the Purchaser's interest hereunder or its ability to perform its obligations hereunder;

     (b) preserve and maintain its corporate existence, except in the case of a merger or other action permitted under the Revolving Credit Agreement dated as of May 23, 1994 between it and Chemical Bank, as agent, and the several banks party thereto, as amended, modified, supplemented or restated from time to time, and where the continuing or surviving entity assumes Chrysler Financial's obligations hereunder;

     (c) furnish to the Purchaser, unless the Seller has previously complied with Section 6.1(h)(i), as soon as possible and in any event within five Business Days after an officer of Chrysler Financial becomes aware or ought to have become aware of the occurrence of each Significant Event and each event which, with the giving of notice or lapse of time or both, would constitute a Significant Event, a statement of an officer of Chrysler Financial setting forth details as to such Significant Event or event and the action which Chrysler Financial has taken or is proposing to take with respect thereto;

     (d) at any time following the occurrence of a Significant Event which is continuing, ensure the due performance of all of the obligations of the Seller (including those arising in its capacity as Collector, if the Seller is at such time the Collector) under this Agreement and any Related Document to which it is a party and, in the event of any failure of the Seller to perform such obligations, assume all of the liabilities of the Seller (including those arising in its capacity as Collector, if the Seller is at such time the Collector) hereunder and thereunder;

     (e) make all payments to be made by it in the performance of its obligations hereunder without set-off or counterclaim and without deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including any interest, penalties and additions thereto) unless such deduction or withholding is required by any applicable treaty, law, rule or regulation (as modified by the practice of any relevant governmental revenue authority then in effect), in which case it shall pay to the Purchaser, in addition to any payment to which the Purchaser is otherwise entitled under this Agreement or any Related Document, such additional amount as is necessary to ensure that the net amount actually received by the Purchaser will equal the full amount the Purchaser would have received had no such deduction or withholding been required; and

     (f) continue to hold such number of shares in the capital of the Seller such that the Seller is at all times a Subsidiary of Chrysler Financial.


                                   ARTICLE 7
                               SIGNIFICANT EVENTS

7.1  Meaning of Significant Event

     The term "Significant Event" means, in respect of each Transaction, any of the following events or circumstances:

     (a) the Seller or the Collector (if the Seller is the Collector) fails to make any payment or deposit to be made by it hereunder when due and such failure remains unremedied for two Business Days after written notice thereof from the Purchaser;

     (b) the Seller, the Collector (if the Seller is the Collector) or Chrysler Financial fails to perform or observe any term, condition or covenant to be performed or observed by it hereunder or under any Related Document (other than that specified in Section 7.1(a)) and such failure remains unremedied for ten Business Days after written notice thereof has been given to the Seller or Chrysler Financial, as the case may be, by the Purchaser (except with respect to any failure on the part of the Seller or Chrysler Financial to perform its obligations under
          Section 6.1(h)(i) or 6.3(c), as the case may be, in which case no notice shall be required and no cure period shall apply);

     (c) any representation or warranty made in writing by the Seller or Chrysler Financial or any of their respective officers in or pursuant to this Agreement, any Portfolio Report or any other Related Document proves to have been false or incorrect in any material adverse respect when made, provided that, if any such representation or warranty that is capable of being subsequently made true and correct is made true and correct within ten Business Days of the receipt of written notice to the Seller or Chrysler Financial, as the case may be, from the Purchaser of such false or incorrect representation or warranty, it shall not constitute a Significant Event (for greater certainty, the parties hereto acknowledge and agree that the representations contained in Section 5.1(n) and (o) shall be deemed remediable for the purposes of this Section by the repurchase by the Seller of a sufficient dollar value of Purchased Assets under which the relevant Person is the applicable Obligor);

     (d) (i) either the Seller or Chrysler Financial shall generally not pay its debts as they become due; (ii) either the Seller or Chrysler Financial shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (iii) a receiver shall be appointed for either the Seller or Chrysler Financial or any substantial part of its property; (iv) any proceedings shall be instituted by or against the Seller or Chrysler Financial seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief by the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property where any such proceeding has not been stayed or dismissed within 45 days of a receiver, custodian or other similar official being appointed for it or any substantial part of its property; or (v) either the Seller or Chrysler Financial takes any corporate action to authorize any of the actions described in this Section 7.1(d);

     (e) there has occurred any material adverse change in the financial condition or operations of the Seller or Chrysler Financial which materially adversely affects the Seller's ability to service the Related Secured Loan Rights or to perform any other of its obligations hereunder;

     (f) the Portfolio Loss Ratio is at any time equal to or greater than 4.0%;

     (g) the Portfolio Delinquency Ratio is at any time equal to or greater than 4.0%;

     (h) the long term debt rating of Chrysler Financial by Moody's falls below Ba1 (or its then equivalent); or

     (i) an event of default as defined in any Hedging Agreement shall have occurred and be continuing with respect to the Seller or Chrysler Financial.

7.2  Action Upon a Significant Event

(1) If any Significant Event in respect of any Transaction has occurred and is continuing, the Purchaser shall have, in addition to the right to appoint a new Collector in respect of such Transaction pursuant to Section
3.1 hereof, its rights under Section 10.5 hereof and its other rights and remedies hereunder and under the Related Documents, all other rights and remedies under any applicable law and otherwise, which rights and remedies shall be cumulative; provided that, where the applicable Significant Event is only the occurrence of one or both of the Significant Events set out in Sections 7.1(f) or (g), the Purchaser shall, unless there is an event which with the giving of notice or the lapse of time or both would constitute a Significant Event other than a Significant Event set out in Section 7.1(f) or (g), not be entitled to exercise its right to designate a successor Collector in accordance with Section 3.1 or make any sale, assignment or transfer pursuant to Section 10.5(2) until 2:00 p.m. (Toronto time) on the Business Day immediately following the Business Day upon which the Purchaser has given notice to the Seller of the occurrence of a Significant Event set out in Section 7.1(f) or (g).

(2) From time to time following the designation by the Purchaser of a Collector other than the Seller pursuant to Section 3.1:

     (a) the Seller shall, at the Purchaser's request and at the Seller's expense, notify all or any Obligors under the relevant Purchased Assets of the Purchaser's ownership in any or all of the Related Secured Loan Rights and direct that payments in respect thereof be made directly to the Purchaser or its designee;

     (b) the Seller shall, at the Purchaser's request and at the Seller's expense, assemble all or any of the relevant Purchased Assets and Records relating to, and the guarantees, indemnities and other agreements forming part of, the Related Secured Loan Rights, and make the same available to the Purchaser at a place selected by it or its designee, and segregate, in a manner reasonably acceptable to the Purchaser, all cash, cheques and other instruments constituting Collections, Net Proceeds or Permitted Investments received or held by the Seller from time to time, and, promptly upon receipt, remit same to the Purchaser or its designee duly endorsed or with duly executed instruments of transfer; and

     (c) the Purchaser may take any and all steps, in the Seller's name and on its behalf, necessary or desirable in the Purchaser's opinion, to collect the relevant Loan Receivables forming part of the Related Secured Loan Rights, including taking actions contemplated in Section 7.2(2)(a) where the Seller has failed to do so, and to remit the proceeds of such Loan Receivables to the Collector for deposit in the relevant Purchaser's Account.


                                   ARTICLE 8
               MATTERS RELATING TO LIABILITY AND RESPONSIBILITIES

8.1  Delegation in Favour of Servicing Agent

     The Purchaser may delegate to the Servicing Agent all or any of its powers, rights and discretions hereunder and under any Related Documents, and the Servicing Agent may from time to time take such actions and exercise such powers as are delegated to it hereunder or thereunder or contemplated hereby or thereby and all such actions and powers as are reasonably incidental thereto.

8.2  Liability of Purchaser and Servicing Agent

     Neither the Purchaser, the Servicing Agent nor any of their respective directors, officers, agents or employees shall be liable pursuant to this Agreement or any Related Document for any action taken or omitted by it or them hereunder or thereunder or in connection herewith or therewith, except for its or their own gross negligence or wilful misconduct.
Notwithstanding any provision of this Agreement, other than the preceding sentence, or of any Related Document, neither the Seller nor Chrysler Financial nor any Person acting on their behalf shall have recourse against the Purchaser or the Servicing Agent, at law or in equity, in respect of any of the obligations of the Purchaser or the Servicing Agent under this Agreement or any Related Document other than against the assets included in the Purchased Assets then held by the Purchaser.

8.3  The Servicing Agent and Affiliates

     The Servicing Agent, any successor Servicing Agent and their respective Affiliates may generally engage in any kind of business with the Seller, Chrysler Financial, any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of any of them, all as if the Servicing Agent or any such successor were not the Servicing Agent and without any duty to account therefor to the Seller, Chrysler Financial, the Purchaser or any other Person.

8.4  Responsibilities of the Seller and the Purchaser

     Notwithstanding anything herein to the contrary:

     (a) the Seller agrees to perform all of the non-financial duties and obligations of the obligee under the Purchased Assets notwithstanding any of the transactions contemplated hereby;

     (b) the exercise by the Purchaser or the Servicing Agent of any of their rights hereunder or under any Related Document will not relieve the Seller from any of the duties or obligations that the Seller has agreed to perform with respect to any Purchased Assets;

     (c) neither the Purchaser nor the Servicing Agent nor any of their respective agents shall have any duty or obligation with respect to any Related Secured Loan Rights nor shall any of them be obligated to perform any of the non-financial duties or obligations which the Seller has agreed to perform with respect to related Secured Loans; and

     (d) the Seller shall promptly notify the Purchaser of any claim or threatened claim of which the Seller is aware which may, in the reasonable opinion of the Seller, result in any liability to indemnify the Purchaser pursuant to Article 9.

8.5  Power of Attorney

     The Seller hereby irrevocably constitutes and appoints the Purchaser, the Servicing Agent, any officer of the trustee of the Purchaser or any officer of the Servicing Agent from time to time, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Seller and in the name of the Seller or in its own name, from time to time in the Purchaser's or the Servicing Agent's discretion, as the case may be, for the purpose of enforcing the Related Secured Loan Rights.


                                   ARTICLE 9
                                INDEMNIFICATION

9.1  Indemnities by the Seller

     Without prejudice to any other rights of the Purchaser or the Servicing Agent or their respective agents hereunder or under any applicable law, the Seller hereby agrees to indemnify the Purchaser, the Servicing Agent and their respective agents and agrees to save them harmless from and against any and all damages, losses, claims, liabilities, costs and expenses (including legal fees and disbursements on a solicitor and client basis) awarded against or incurred by them arising out of or as a result of:

     (a) reliance on any written representation or warranty made by the Seller (or any of its officers) in or pursuant to this Agreement, any Portfolio Report or any other Related Document which was incorrect in any materially adverse respect when made or deemed made or delivered;

     (b) the failure by the Seller on its own behalf or in its capacity as Collector, to comply with any applicable law, rule or regulation with respect to any Purchased Assets or with respect to any Related Secured Loan Rights or to perform its obligations thereunder, or the non-conformity of any applicable Secured Loan with any applicable law, rule or regulation; provided that this clause (b) shall not apply to any law, rule or regulation relating to the perfection of ownership or security interests;

     (c) the failure of the Seller to transfer to the Purchaser its interest in the Purchased Assets contemplated hereunder free and clear of any Adverse Claim except to the extent otherwise contemplated herein;

     (d) any dispute, claim, set-off or defense of an Obligor against the Seller to the performance of any obligation in connection with a Related Secured Loan Right or the payment of any Loan Receivable forming part thereof;

     (e) any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatsoever sort arising out of or in connection with any Related Equipment to the extent not covered by insurance;

     (f) any failure of the Seller to perform or observe any of its duties or obligations hereunder or under the Related Documents, including its duties and obligations as Collector;

     (g) any Canadian, foreign, federal, provincial, state, municipal, local or other tax of any kind or nature whatsoever which may be imposed on the Purchaser or the Servicing Agent on account of any payment made by the Seller under this Section 9.1 after giving effect to any deduction relating to the matters indemnified;

     (h) any claims, disputes, damages, penalties and losses arising from the Related Secured Loan Rights relating to the Purchased Assets, other than (i) losses attributable to any Obligor's failure to discharge its payment obligations or other default under the applicable Secured Loan, or (ii) losses attributable to the gross negligence or wilful misconduct of the Purchaser or the Servicing Agent;

     (i) the return or transfer by the Purchaser in error of any amount of Collections or Net Proceeds received pursuant to Article 2 to the Seller for any reason whatsoever other than pursuant hereto;

     (j) any failure of the Seller to comply with any applicable law regarding the filing or discharge of registrations required to be made in respect of the Purchased Assets in accordance with the laws of the applicable province or territory of Canada; or

     (k) actual losses as a result of the failure of the Seller or the Purchaser to comply with the requirements of any applicable bulk sales legislation;

any such amount to be paid to the Collector for deposit to the relevant Purchaser's Account.

9.2  Limited Indemnity by the Seller

     Without prejudice to any other rights of the Purchaser or the Servicing Agent hereunder or under any applicable law, the Seller hereby indemnifies the Purchaser, the Servicing Agent and their respective agents and agrees to save them harmless from and against any and all damages, losses, claims, liabilities, costs and expenses (including reasonable legal fees and disbursements on a solicitor and client basis) incurred in respect of a Transaction by or on behalf of the Purchaser or the Servicing Agent in respect of any amounts payable by the Purchaser arising out of or as a result of any breach of the terms hereof or of any Related Document by the Seller or Chrysler Financial and not otherwise recoverable from the Seller or Chrysler Financial, provided, however, that (i) the liability of the Seller hereunder shall not be greater than the then available balance in the relevant Deferred Purchase Account, and (ii) this limited indemnity shall in no circumstances be available to recover amounts not otherwise recovered by the Purchaser because of any default by an Obligor under the terms of any Purchased Asset.

9.3  Co-operation in Litigation and Proceedings

     The Seller, on the one hand, and the Purchaser, on the other, agree to assist the other party, at the request of such other party and at such requesting party's expense, in any action, suit or proceeding brought by or against, or any investigation involving such requesting party (including the Servicing Agent, with respect to the Purchaser), but not including actions between the Seller and the Purchaser relating to any of the transactions contemplated hereby or to any of the Related Secured Loan Rights. If the Seller may be liable under Section 9.1 or 9.2 in respect of any damages, losses, claims, liabilities, costs or expenses as a result of or in connection with any such action, suit, proceeding or investigation, the Seller will have the right, on behalf of the Purchaser but at the Seller's expense, to defend such action, suit or proceeding, or participate in such investigation, with counsel selected by it, and will have sole discretion as to whether to litigate, appeal or settle.

                                   ARTICLE 10
                                 MISCELLANEOUS

10.1 Amendments, etc.

     No amendment or waiver of any provision hereof nor consent to any departure by the Seller or Chrysler Financial therefrom shall in any event be effective (in whole or in part) unless in writing and signed by the Seller, the Collector, Chrysler Financial, the Purchaser and, to the extent it affects the rights, duties or obligations of the Servicing Agent, the Servicing Agent.

10.2 Entire Agreement

     This Agreement contains the entire agreement between the parties relative to the subject matter hereof and supersedes all contrary prior and contemporaneous agreements, term sheets, commitments, understandings, negotiations and discussions, whether oral or written. There are no warranties, express or implied, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein.

10.3 Notices, etc.

     All notices and other communications provided for hereunder must, unless otherwise stated herein, be in writing and telecopied or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof, or at such other address designated by such party in a written notice in the manner contemplated in this Section 10.3 to each of the other parties hereto. Any such notice or other communication shall be deemed to have been given, made and received on the day of delivery if delivered and on the first Business Day after telecopying if telecopied.

10.4 No Waiver; Remedies

     No failure on the part of the Purchaser, the Servicing Agent or the Seller to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. Except as otherwise provided, the remedies herein provided are cumulative and not exclusive of any remedies provided by law.

10.5 Binding Effect; Assignability; Termination, etc.

(1) This Agreement shall be binding upon and enure to the benefit of the Seller, Chrysler Financial, the Purchaser and the Servicing Agent, and their respective successors and permitted assigns. Except as provided in this Agreement, no party hereto may assign its rights hereunder, any interest herein or any interest in any Purchased Assets without the prior written consent of the other parties hereto.

(2) Notwithstanding any other provision of this Agreement but only if permitted pursuant to the provisions of Section 7.2, the Purchaser may sell, assign and transfer any Purchased Asset or Seller Receivable (in whole or in part) to any Person (including secondary purchasers, issuers of letters of credit to the Purchaser, and their assignees) without the consent of or notice to the Seller or Chrysler Financial and may also sell, assign or transfer to such Person any of its rights hereunder or under any Related Document or interest herein or therein for the purpose of giving effect to any such sale, assignment or transfer of Purchased Assets or Seller Receivables. Upon any sale, assignment or transfer referred to in this subsection, such Person shall be fully subrogated to all rights, benefits and privileges of the Purchaser hereunder or thereunder and shall assume all obligations relating thereto.

(3) This Agreement shall remain in full force and effect until the last Final Collection Date provided, however, that:

     (a) the Purchaser's rights and remedies with respect to any incorrect representation or warranty made or deemed to be made by the Seller or Chrysler Financial herein; and

     (b)  the indemnification and payment provisions of Article 9 and
          Section 10.7;

shall be continuing and shall survive any termination hereof for a period of five (5) years.

10.6 Governing Law

     This Agreement shall be governed by and construed in accordance with, the laws of the Province of Ontario, except to the extent that the validity or perfection of the Purchaser's interests in any Related Secured Loan Rights or Related Equipment or its remedies hereunder in respect thereof are governed by the laws of a different jurisdiction.

10.7 Costs, Expenses and Taxes

(1) Notwithstanding the rights of indemnification provided for in Article 9, the Seller shall not be responsible for payment of any costs and expenses of the Purchaser and the Servicing Agent in connection with the preparation, execution and delivery of this Agreement and the Related Documents, or any of their out-of-pocket expenses, or of any fees or disbursements of counsel for the Purchaser and the Servicing Agent with respect thereto.

(2)  The Seller shall:

     (a) pay on demand any and all stamp, filing, recording and other taxes and fees payable or determined to be payable in connection with the enforcement of this Agreement or any Related Document (other than any applicable goods and services tax);

     (b) to the extent not reimbursed pursuant to Section 2.2, reimburse on demand the Purchaser for any loss resulting from a miscalculation by the Purchaser in the administration of the Agreement and the Related Documents; provided, however, that the Purchaser shall request such reimbursement in writing and will explain, in reasonable detail, such miscalculation; and, provided, further, however, that the amount of such reimbursement shall not exceed the amount which should initially have been paid to the Purchaser but for such miscalculation, plus interest at the applicable Discount Rate;

     (c) subject to Section 10.7(1), pay on demand any other costs, expenses and taxes (excluding any taxes except amounts referred to in Section 10.7(2)(a)), incurred by the Purchaser in connection with the Purchase (including costs and expenses incurred in performing the Purchaser's obligations hereunder); provided, however, that the Purchaser will request such amounts in writing and will explain, in reasonable detail, the calculation of such amounts; and

     (d) pay on demand any costs and expenses of the Purchaser and the Servicing Agent with respect to advising the Purchaser and the Servicing Agent as to their respective rights and remedies hereunder and under the Related Documents or any costs related to enforcement actions by the Purchaser against any Obligor related to enforcement or advice with respect to the Purchaser's rights against such Obligor.

10.8 Change in Circumstance

     If either:

     (a) the introduction of or any change (including, without limitation, any change by way of imposition of a capital or other tax) in or in the interpretation of any law or regulation by any court or governmental authority charged with the administration thereof; or

     (b) the compliance by the Purchaser with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of

          (i) increasing the cost to the Purchaser of making, funding or maintaining a Purchase hereunder or agreeing to make a Purchase hereunder, or reducing the rate of return to the Purchaser in connection therewith; or

          (ii) reducing the amount receivable with regard to any Loan Receivable forming part of the Related Secured Loan Rights;

the Seller shall, from time to time, upon demand by the Purchaser and to the extent not otherwise recovered pursuant to Section 2.4(1)(c), pay to the Purchaser that portion of such increased costs incurred, amounts not received or receivable, or compensation for such reduction in rate of return which is attributable to making, funding or maintaining such Purchase hereunder. The Purchaser shall provide the Seller with a certificate setting forth its computation of such increased costs, amounts not received or receivable or reduction in rate of return, which computation may utilize such averaging and attribution methods the Purchaser believes to be reasonable. Such certificate shall be prima facie evidence, absent manifest error, of the amount payable to the Purchaser pursuant to this Section 10.8. The Purchaser shall, upon becoming aware of an event or circumstance that is likely to, with the passage of time or otherwise, entitle it to demand payment pursuant to this Section 10.8, promptly notify the Seller.

10.9 Failure to Perform

     If the Seller, the Collector (if the Seller is the Collector) or Chrysler Financial fails to perform any of its agreements or obligations hereunder or under any Related Document, the Purchaser may (but will not be required to) itself perform, or cause to be performed, such agreement or obligation, and the expenses of the Purchaser incurred in connection therewith shall be payable by the Seller as provided in Section 10.7(2)(c).

10.10     Consent to Jurisdiction; Waiver of Immunities

(1) The Seller hereby irrevocably submits to the non-exclusive jurisdiction of any court sitting in the City of Toronto in any action or proceeding arising out of or relating to this Agreement or to any Related Document, and the Seller hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Seller hereby irrevocably waives, to the extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Seller agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(2) Nothing in this Section 10.10 shall affect the right of the Purchaser to serve legal process in any other manner permitted by law or affect its right to bring any action or proceeding against the Seller or Chrysler Financial or their respective properties in the courts of other jurisdictions.

(3) To the extent that the Seller has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Seller hereby irrevocably waives, to the extent permitted by law, such immunity in respect of its obligations hereunder.

10.11     Confidentiality

     The parties hereto acknowledge that any Terms Schedule and any document which contains any of the information set forth in paragrahs 3 and 4 of any Terms Schedule, or any agreement that one party has received from the other to which the receiving party is not a signatory (including for clarity, the Program Agreements as defined in the Amended and Restated Trust Indenture dated as of November 15, 1994 between the Purchaser and The R-M Trust Company, except for this Master Receivables Purchase Agreement) and all data and information provided hereunder by one to the other shall be considered as confidential information by the other and shall not be disclosed by the recipient to any other Person except that the Purchaser may disclose any such data and information to the Servicing Agent, rating agencies, trustees, prospective credit enhancers or secondary purchasers or prospective liquidity lenders, professional advisors and governmental or regulatory authorities as required by law or to implement the terms of this Agreement, the Related Documents, the Purchaser's securitization program or the financing thereof and the Seller and Chrysler Financial may disclose any such Terms Schedule, documents, agreements, data and information to governmental and regulatory authorities as required by law or to implement the terms of this Agreement, their lenders, professional advisors, taxing authorities in connection with the preparation of financial statements or tax returns or to satisfy any of the conditions precedent set out in
Section 4.1.

10.12     Further Assurances

     The parties hereto agree, from time to time, to enter into such further agreements and to execute all such further instruments as may be reasonably necessary or desirable to give full effect to the terms of this Agreement or any Related Document.

10.13     Execution in Counterparts

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

10.14     Severability

     Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, to the extent permitted by law, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

10.15     Limitation of Liability

     The obligations hereunder are not binding upon TD Trust Company except in its capacity as trustee of the Purchaser, nor will resort be had to the property of TD Trust Company except in its capacity as trustee of the Purchaser, but the assets only of the Purchaser will be bound hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         CHRYSLER CREDIT CANADA LTD., as Seller and
                         Collector

                         By:       "David H. Olsen"
                                   ---------------------------------------
                         Name:     David H. Olsen
                         Title:    Assistant Treasurer

                         Address for Notices:

                         27777 Franklin Road
                         Southfield, Michigan
                         48034-8286
                         U.S.A.

                         Attn:     Secretary

                         Telecopier No.:     (810) 948-3138


                         CORE TRUST, by its Servicing Agent,
                         TORONTO DOMINION SECURITIES INC.

                         By:       "W.C. Archibald"
                                   ---------------------------------------
                         Name:     W.C. Archibald
                         Title:    Officer


                         Address for Notices:

                         Toronto Dominion Securities Inc.
                         P.O. Box 100, 7th Floor
                         Toronto Dominion Bank Tower
                         Toronto-Dominion Centre
                         Toronto, Ontario
                         M5K 1G8

                         Attn:          Asset Securitization Group

                         Telecopier No.:     (416) 307-8840


                         CHRYSLER FINANCIAL CORPORATION

                         BY:       "David H. Olsen"
                                   ---------------------------------------
                         Name:     David H. Olsen
                         Title:    Assistant Treasurer


                         Address for Notices:

                         27777 Franklin Road
                         Southfield, Michigan
                         48034-8286
                         U.S.A.

                         Attn:          Secretary

                         Telecopier No.:     (810) 948-3138